EXHIBIT 10.3

LOAN AGREEMENT

(Loan B)

between

330 N. WABASH AVENUE, L.L.C.

as Borrower

and

THE LENDERS PARTY HERETO,

as Lenders

and

GENERAL ELECTRIC CAPITAL CORPORATION

as Collateral Agent

March 18, 2008

LOAN AGREEMENT

(Loan B)

This Loan Agreement (Loan B) (this "Agreement") is entered into as of March 18, 2008, among 330 N. WABASH AVENUE, L.L.C., a Delaware limited liability company ("Borrower"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereof and each lender that becomes a "Lender" after the date hereof pursuant to Section 4.2(1) (individually, a "Lender" and, collectively, the "Lenders"); and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the "Collateral Agent").

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1	Certain Definitions

. As used herein, the following terms have the meanings indicated:

"Adjusted Libor Rate" means, for any Interest Period for any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Collateral Agent to be equal to the LIBOR Rate for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Interest Period.

"Administration Agreement" means the Intercreditor Agreement executed by and among the Lenders, the Loan A Lenders and the Collateral Agent.

"Advance" means each advance of the Loans made by Lenders to Borrower pursuant to and in accordance with the terms and conditions of this Agreement.

"Affiliate" means, as to any Person, (a) any corporation in which such Person or any partner, shareholder, director, officer, member, or manager of such Person, at any level, directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which such Person or any partner, shareholder, director, officer, member, or manager of such Person, at any level, is a partner, joint venturer or member, (c) any trust in which such Person or any partner, shareholder, director, officer, member or manager of such Person, at any level, or any individual related by birth, adoption or marriage to such Person, is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by (or is under common control with) such Person or any partner, shareholder, director, officer, member or manager of such Person, at any level, (e) any partner, shareholder, director, officer, member, manager or employee of such Person, or (f) any individual related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of such Person. Each Borrower Party shall be

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deemed to be an Affiliate of Borrower.

"Alternate Base Rate" means, for any day, a rate per annum equal to the Prime Rate in effect for such day plus one and eighteen hundredths percent (1.18%) per annum.

"Alternate Base Rate Loans" means Loans that bear interest at rates based upon the Alternate Base Rate.

"Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the respective signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Collateral Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

"Approved Leasing Parameters" means the leasing parameters for the Office Building set forth on Schedule 1.1(D).

"Assignment and Acceptance" means an Assignment and Acceptance, duly executed by the parties thereto, in form and substance acceptable to the Collateral Agent in accordance with Section 4.2(1).

"Basel Accord" means the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

"Borrower Party" means any Guarantor and any managing member in Borrower, at any level.

"Budget" means the budget attached as Schedule 1.1(A) showing total costs relating to the subject transaction, use of the initial advance of Loans, and amounts allocated for future advances (if any), together with the Capex Budget.

"Business Day" means (a) any day other than a Saturday, a Sunday or other day on which commercial banks located in the State of New York or the State of Illinois are authorized or required by law to remain closed and (b) in connection with a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment or Conversion, the term "Business Day" shall also exclude a day on which banks are not open for dealings in Dollar deposits in the London interbank market.

"Capex Budget" means the budget for the Capex Work, attached as Schedule 1.1(A-1).

"Capex Costs" means all hard and soft costs and expenses of every nature relating to the Capex Work.

"Capex Work" means the capital improvements and other work to floors 37-47

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of the Office Building contemplated by the Capex Budget, as set forth in the plans and specifications for such work approved by Collateral Agent.

"Closing Date" means the date on which the Lenders make the Initial Advance.

"Collateral" means the Project and any other property that at any time secures the Loans or any portion thereof.

"Collateral Agent Account" means, for any reserve established pursuant to this Agreement or the other Loan Documents, an account of the type customarily maintained by Collateral Agent or its servicing agent for (and may be commingled with) similar reserves or Collateral Agent's general funds. Such account shall be in Collateral Agent's name, as agent for the Lenders, or such other account name as Collateral Agent may elect. Such account shall be maintained at a financial institution or other depository selected by Collateral Agent (or its servicer) in its sole discretion.

"Commitment" means, as to each Lender, the obligation of such Lender to make Loans in the aggregate principal amount up to but not exceeding the amount set opposite the name of such Lender on Schedule 1.1(B) under the caption "Commitment" or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 4.2(1), as specified in the respective Assignment and Acceptance pursuant to which such assignment is effected. The original aggregate principal amount of the Commitments is $100,000,000.00.

"Continue" "Continuation" and "Continued" refer to the continuation pursuant to Section 2.2 of a Eurodollar Loan from one Interest Period to the next Interest Period for such Loan.

"Contract Rate" means (a) with respect to the Initial Advance, the Initial Advance Contract Rate, and (b) with respect to each Subsequent Advance, the Subsequent Advances Contract Rate.

"Convert" "Conversion" and "Converted" refer to a conversion pursuant to the terms of this Agreement of one Type of Loan into another Type of Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

"CTT" means Chicago Title and Trust Company.

"CTT Escrow" means the escrow established with CTT pursuant to the CTT Escrow Agreement.

"CTT Escrow Agreement" means Construction Escrow Trust and Disbursing Agreement by and among CTT, Borrower and Collateral Agent (for the benefit of the Lenders and the Loan A Lender), in form and substance reasonably satisfactory to Borrower and Collateral Agent.

"Debt Service Coverage Ratio" has the meaning assigned in the Mortgages.

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"Default Rate" means the lesser of (a) the maximum per annum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of (i) with respect to Alternate Base Rate Loans, the Alternate Base Rate as in effect from time to time or (ii) with respect to all other Loans, the Contract Rate.

"Dollars" and "$" means lawful money of the United States of America.

"Eligibility Requirements" means, with respect to any Person, that such Person (a) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $200,000,000, and (b) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial properties.

"Eurodollar Loans" means Loans that bear interest at rates based on rates referred to in the definition of "LIBOR Rate".

"Event of Default" has the meaning assigned in the Notes.

"Existing TI Obligations" means the tenant improvement allowance obligations identified on Schedule 1.1(C), which are owed by Borrower to the tenants described on Schedule 1.1(C) as of the Closing Date.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Deutsche Bank AG on such Business Day on such transactions as determined by the Collateral Agent, or such other commercial bank as selected by the Collateral Agent.

"Fee Letter" means the letter agreement, dated the date hereof, between Borrower and the Collateral Agent with respect to certain fees payable by Borrower in connection with the Loans, as the same may be modified or amended from time to time.

"Fixed Portion" has the meaning assigned in Section 2.2(3).

"Fixed Rate" means per annum interest rate equal to the Swap Rate plus four and sixty-two hundredths percent (4.62%).

"Fixed Rate Conversion Date" has the meaning assigned in Section 2.2.

"Fixed Rate Loans" means Loans that bear interest at the Initial Advance Contract Rate or at a Fixed Rate.

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"GECC" means General Electric Capital Corporation.

"Guarantors" means the Persons, if any, executing a Guaranty, including Prime Group Realty, L.P., a Delaware limited partnership.

"Guaranty" means the instruments of guaranty, if any, now or hereafter in effect from a Guarantor to the Collateral Agent (on behalf of the Lenders).

"Hotel Purchase Agreement" means that certain Agreement for Purchase and Sale of Hotel Property and the Development of a Hotel dated May 15, 2007 by and between Borrower and Modern Magic Hotel, LLC ("Hotel Buyer"), as amended by that certain Sixth Amendment to Agreement for the Purchase and Sale of Hotel Property and the Development of a Hotel dated as of March 18, 2008 between Borrower and Hotel Buyer and as previously amended as described in Recital A of such Sixth Amendment.

"Hotel Work" means, collectively, the "Seller's Turnover Work," the "Seller's Additional Work" and the "Seller's Additional Shaft Work" as described in the Hotel Purchase Agreement.

"Hotel Work Reserve" has the meaning assigned in Schedule 2.4(2).

"Initial Advance" has the meaning assigned in Section 2.1.

"Initial Advance Contract Rate" has the meaning assigned in Section 2.2.

"Initial TI/LC Reserve" has the meaning assigned in the Notes.

"Interest Period" means, for any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or (in the event of a Continuation) the last day of the immediately preceding Interest Period for such Loan, and ending on the first Business Day of the next calendar month; provided that, if any Interest Period would otherwise end after the Maturity Date, such Loan shall not be Continued as, or Converted into, a Eurodollar Loan and shall bear interest at the Alternate Base Rate. In no event may Borrower have more than one Interest Period in respect of Eurodollar Loans from all Lenders outstanding at any one time and to the extent any Loan does not qualify for such Interest Period, such loan shall bear interest at the Alternative Base Rate. Notwithstanding the foregoing, the first Interest Period shall be the period commencing on the Closing Date and ending on April 1, 2008.

"Interest Rate Cap Security Agreement" means an Interest Rate Cap Security Agreement, in form and substance reasonably satisfactory to Collateral Agent, executed by Borrower in favor of Collateral Agent (on behalf of the Lenders).

"Leasehold Mortgage" means that certain Leasehold Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated of even date herewith, executed by Borrower, as mortgagor, in favor of Collateral Agent (on behalf of the Lenders and the Loan A Lender), as mortgagee, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

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"Lender Verified NOI" has the meaning assigned in the Mortgages.

"LIBOR Rate" means, for any Interest Period, the 30-day London Interbank Offered Rate as published in The Wall Street Journal on the date two (2) Business Days prior to the first day of such Interest Period (in the event no such rate is published in The Wall Street Journal on such date, then the next immediately preceding date on which such rate is published by The Wall Street Journal). If the 30-day London Interbank Offered Rate ceases to be published in, or is otherwise unascertainable from, The Wall Street Journal, or if the information contained on such page, in the reasonable judgment of the Collateral Agent shall cease accurately to reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by the Collateral Agent, the LIBOR Rate for such Interest Period shall be determined from such substitute financial reporting service as the Collateral Agent in its discretion shall determine, so long as the substitute reporting service is the same substitute reporting service generally selected by Collateral Agent for purposes of determining the LIBOR Rate for similar loan transactions; provided, however, if in the Collateral Agent's reasonable judgment no such suitable substitute reporting service is available, the Collateral Agent shall select a comparable reference rate as the new index for purposes of this Agreement, so long as the substitute index is the same substitute index generally selected by Collateral Agent to replace the LIBOR Rate in similar loan transactions.

"Libor-based Rate" has the meaning assigned in Section 2.2(2)(a).

"Lien" means any interest, or claim thereof, in the Collateral securing an obligation owed to, or a claim by, any Person other than the owner of the Collateral, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Collateral.

"Loan A" means the loan in the principal amount of $88,000,000.00, made by the Loan A Lender to Borrower and evidenced by the Loan A Note.

"Loan A Lender" means ING USA Annuity And Life Insurance Company, an Iowa corporation, or any subsequent holder of the Loan A Note.

"Loan A Note" means that certain Promissory Note A of even date herewith in the face amount of $88,000,000.00, executed by Borrower to the order of Loan A Lender, as it may be from time to time amended, modified, extended, renewed, substituted and/or supplemented.

"Loan A Loan Documents" means, collectively, the Loan A Note and the other "Loan Documents" described in the Loan A Note, as they may be from time to time amended, modified, extended, renewed, substituted and/or supplemented.

"Loans" means the loans to be made by the Lenders to Borrower under this Agreement.

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"Loan Documents" means: (a) this Agreement, (b) the Notes, (c) the Mortgages, (d) each Guaranty, (e) the Interest Rate Cap Security Agreements, (f) all other security agreements, collateral assignments, instruments and documents evidencing, securing, governing or otherwise pertaining to the Loans, and (h) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

"Loan Year" means the period between the Closing Date and March 31, 2009 for the first Loan Year and the period between each succeeding April 1 and March 31 until the Maturity Date.

"Lockout Period" has the meaning assigned in Section 2.3(4).

"Majority Lenders" means Lenders holding at least fifty-one percent (51%) of the aggregate outstanding principal amount of the Loans or, if the Loans shall not have been made, at least fifty-one percent (51%) of the Commitments.

"Maturity Date" means the earlier of (a) March 31, 2013, or (b) any earlier date on which all of the Loans are required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

"Mortgages" means, collectively, the Office Mortgage and the Leasehold Mortgage.

"Notes" means the promissory notes of even date herewith as provided for in Section 2.1(4) and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be consolidated, replaced, severed, modified, amended or extended from time to time.

"Office Building" means the office tower located at 330 North Wabash Avenue, Chicago, Illinois, which is encumbered by the Office Mortgage.

"Office Mortgage" means that certain Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated of even date herewith, executed by Borrower, as mortgagor, in favor of Collateral Agent (on behalf of the Lenders and the Loan A Lender), as mortgagee, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

"Participant" has the meaning assigned in Section 4.2(2).

"Payment Date" has the meaning assigned in Section 2.3(1).

"Payor" has the meaning assigned in Section 2.5(3).

"Person" means any individual, limited liability company, corporation, partnership (whether general or limited), trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

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"Potential Default" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

"Prime Rate" means the highest prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal as the rate in effect for corporate loans at large United States money center commercial banks (whether or not such rate has actually been charged by any such bank) from time to time. If The Wall Street Journal ceases publication of the Prime Rate, the "Prime Rate" shall mean the prime rate (or base rate) announced by Citibank, New York, New York (whether or not such rate has actually been charged by such bank). If such bank discontinues the practice of announcing the Prime Rate, the "Prime Rate" shall mean the prime or base rate charged by a large United States commercial bank selected by the Collateral Agent to its most creditworthy large corporate borrowers.

"Project" means the property encumbered by the Mortgages.

"Proposed Lender" has the meaning assigned in Section 2.6(7).

"Qualified Institutional Lender" means one or more of the following (other than Borrower or any Affiliate of Borrower):

(a)       a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, real estate investment trust, mutual fund, or government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;

(b)       an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;

(c)       an institution substantially similar to any of the foregoing entities described in clauses (a) or (b) that satisfies the Eligibility Requirements; or

(d)       any entity controlled by any of the entities described in clauses (a), (b) or (c) above.

"Rating Agencies" means, collectively, Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., and Fitch, Inc.

"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System of the United States of America (or any successor), as the same may be modified and supplemented and in effect from time to time.

"Regulatory Change" means, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations

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(whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

"Requesting Lender" has the meaning assigned in Section 2.6(7).

"Required Payment" has the meaning assigned in Section 2.5(3).

"Reserve Requirement" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBOR Rate for any Interest Period for any Eurodollar Loans is to be determined as provided in the definition of "LIBOR Rate" or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

"Secondary Market Transaction" has the meaning assigned in Section 4.1(1).

"Spread Maintenance Amount" means, upon a prepayment of the Loans, the amount of interest that would be earned on the principal amount of the Loans prepaid, from the date of prepayment through September 30, 2010, at a rate equal to four and sixty-two hundredths percent (4.62%) per annum (computed on a 360-day year basis). For purposes of Section 2.3(4), the Spread Maintenance Amount shall be separately calculated for (a) the portion of the prepaid principal bearing interest either at the Initial Advance Contract Rate or at a Fixed Rate, and (b) the portion of the prepaid principal bearing interest at the Libor-based Rate (or the Alternate Base Rate, if applicable).

"Stage" and "Stages" have the meanings assigned in Section 5.5.

"Stage Construction Schedule" has the meaning assigned in Section 5.5.

"Subsequent Advance" has the meaning assigned in Section 2.2.

"Subsequent Advances Contract Rate" has the meaning assigned in Section 2.2.

"Swap Rate" will be the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., .001%)) of the yields, as reported by Bloomberg LP as the US Dollar Composite Swap Rate with terms (one longer and one shorter) most nearly approximating the remaining term of the Loans as of the Fixed Rate Conversion Date. In the event the US Dollar Composite Swap Rate is no longer quoted by Bloomberg LP, Collateral Agent shall select a comparable publication to determine the Swap Rate.

"TI/LC/CapEx/DS Reserve" has the meaning assigned in the Notes.

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"Type" has the meaning assigned in Section 1.2.

Section 1.2	Types of Loans

. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is an Alternate Base Rate Loan or a Eurodollar Loan or a Fixed Rate Loan, each of which constitutes a Type.

ARTICLE 2

LOAN TERMS

Section 2.1	The Loan Amounts

. The Loans in the aggregate principal amount of up to ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00) shall be funded in one or more Advances and repaid in accordance with this Agreement. Each Lender severally agrees, on the terms and conditions of this Agreement, to make the initial Advance in the aggregate amount of up to $50,000,000.00 (the "Initial Advance"), in accordance with the Budget upon Borrower's satisfaction of the conditions to the Initial Advance described in Schedule 2.1. Subsequent Advances for the items shown on the Budget shall be made upon Borrower's satisfaction of the conditions for such Advances described in Schedule 2.1. The aggregate amount of all Advances on a cumulative basis shall not exceed the Commitment. The Loans are not revolving credit loans, and Borrower is not entitled to any readvances of any portion of the Loans which it may (or is otherwise required to) prepay pursuant to the provisions of the Notes or this Agreement.

(1)       Lending Offices. The Loans of each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

(2)       Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan, but neither any Lender nor the Collateral Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

(3)	Notes.

(a)       Loan Notes. The Loans made by each Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

(b)       Endorsements on Notes. The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or

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any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

(c)       Substitution, Exchange and Subdivision of Notes. No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Note pursuant to Sections 3.9, 4.1(1), and 4.2 (and, if requested by any Lender, Borrower agrees to so substitute or exchange any Notes and enter into note splitter agreements in connection therewith).

(d)       Loss, Theft, Destruction or Mutilation of Notes. In the event of the loss, theft or destruction of any Note, upon Borrower's receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the holder of such Note, or in the event of the mutilation of any Note, upon the surrender of such mutilated Note by the holder thereof to Borrower, Borrower shall execute and deliver to such holder a new replacement Note in lieu of the lost, stolen, destroyed or mutilated Note.

(4)       Funding of Loans. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Collateral Agent most recently designated by it for such purpose by notice to the Lenders. The Collateral Agent will promptly make such Loans available to Borrower by wire transfer of immediately available funds to an account in the United States designated in writing by Borrower to the Collateral Agent.

Section 2.2	Interest Rate; Late Charge

. The outstanding principal balance of the Loans shall bear interest at the Contract Rate, as follows:

(1)       Initial Advance. The Initial Advance shall bear interest at a fixed rate of interest equal to seven and ninety-five hundredths percent (7.95%) per annum (the "Initial Advance Contract Rate").

(2)       Subsequent Advances. Each Loan comprising any Advance other than the Initial Advance (including any amounts added to principal under the Loan Documents) (each such Advance, a "Subsequent Advance") shall bear interest at the following rates:

(a)        excluding Fixed Portions (if any), for each Interest Period, a variable rate of interest, equal to four and sixty-two hundredths percent (4.62%) per annum in excess of the Adjusted Libor Rate for such Interest Period (the "Libor-based Rate"); and

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(b)       As to each Fixed Portion, a fixed rate of interest equal to the Fixed Rate for such Fixed Portion, determined in accordance with Section 2.2(3).

The interest rate applicable to the portions of the outstanding principal balance of the Loans covered by this paragraph (2) as of any day (in accordance with subparagraphs (a) and (b) above) shall be referred to herein as the "Subsequent Advances Contract Rate". Subject to the provisions of this Agreement which, in certain instances, require payment of interest at the Alternate Base Rate, the Loans bearing interest at the Libor-based Rate shall Continue as Eurodollar Loans from one Interest Period to the next Interest Period.

(3)       Election of Fixed Rate. During the initial term of the Loans, Borrower may make elections to Convert portions of the Subsequent Advances in minimum increments of $250,000 (each, a "Fixed Portion") from the Libor-based Rate (or Alternate Base Rate, if applicable) to a Fixed Rate in accordance with and subject to satisfaction of the following conditions:

(a)       No more than six (6) different interest rates may be in effect with respect to the Loans at any time, including the Initial Advance Contract Rate and the Libor-based Rate (or Alternate Base Rate, if applicable). For the avoidance of doubt, at any time while any portion of the Loans bears interest at the Libor-based Rate (or Alternate Base Rate, if applicable), no more than four (4) Fixed Portions may be simultaneously in effect.

(b)       Borrower shall make no more than two (2) Conversion elections within any twelve (12) month period.

(c)       Borrower shall have requested in writing that Collateral Agent provide Borrower with a quote of a Fixed Rate ("Fixed Rate Quote") for a Fixed Portion.

(d)       Within two (2) Business Days of Collateral Agent's receipt of Borrower's request for a Fixed Rate Quote, Collateral Agent shall provide Borrower with a Fixed Rate Quote telephonically, at which time Borrower shall verbally accept or reject the Fixed Rate Quote. If requested by Collateral Agent, Borrower's acceptance or rejection of a Fixed Rate Quote shall be subsequently acknowledged by Borrower promptly in writing, provided that Borrower's verbal acceptance or rejection of a Fixed Rate Quote shall be irrevocable regardless of whether Borrower subsequently provides such written acknowledgement to Collateral Agent.

(e)       No Potential Default or Event of Default shall have occurred and be continuing, either at the time Collateral Agent receives Borrower's request for a Fixed Rate Quote or as of the effective date of Borrower's election of the Fixed Rate.

(f)        Borrower shall have executed such amendments to the Loan Documents, and such other instruments, agreements, certifications and

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confirmations, as Collateral Agent shall reasonably require to confirm the Conversion of the Subsequent Advances Contract Rate for the applicable Fixed Portion.

(g)       Any and all reasonable costs and expenses incurred by Collateral Agent in connection with such Conversion, including attorneys' fees and costs, shall be paid by Borrower.

(h)       If Borrower has satisfied all conditions to such Conversion, then such Conversion shall become effective as to the applicable Fixed Portion as of the last day of the Interest Period during which Borrower telephonically accepts the Fixed Rate Quote as provided in Section 2.3(3)(d) (each such date a "Fixed Rate Conversion Date").

(4)       Computation of Interest; Late Charge. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed (including the first day but excluding the last day) during the period for which interest is payable. Principal and other amortization payments shall be applied to the balance of the Loans as and when actually received. If Borrower fails to pay any installment of interest or principal within ten (10) days after the date on which the same is due, Borrower shall pay to the Collateral Agent (on behalf of the Lenders) a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to four percent (4%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. The foregoing late charge is intended to compensate the Collateral Agent and the Lenders for the expenses incident to handling any such delinquent payment and for the losses incurred by the Collateral Agent and the Lenders as a result of such delinquent payment. Borrower, the Collateral Agent and the Lenders agree that, considering all of the circumstances existing on the date this Agreement is executed, the late charge represents a reasonable estimate of the costs and losses the Collateral Agent and the Lenders will incur by reason of late payment. Borrower, the Collateral Agent and the Lenders further agree that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of the late charge shall not constitute a waiver of the default arising from the overdue installment, and shall not prevent the Collateral Agent and the Lenders from exercising any other rights or remedies available to the Collateral Agent and/or the Lenders. While any Event of Default exists, the Loans shall bear interest at the Default Rate; provided, that during the continuance of an Event of Default the Collateral Agent may suspend the right of Borrower to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into Alternate Base Rate Loans and, thereafter, the Default Rate shall be computed using the Alternate Base Rate.

Section 2.3	Terms of Payment

. The Loans shall be payable as follows:

(1)	Interest. A payment of interest only shall be payable on the

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Closing Date for the first Interest Period. Thereafter, commencing on May 1, 2008, Borrower shall pay interest in arrears on the last day of each Interest Period (assuming clause (b) of the definition of Business Day applies), or if the Alternate Base Rate is applicable, the first Business Day of each month (each, a "Payment Date") in accordance with the wire transfer instructions set forth in Schedule 2.3(1) hereto (or such other instructions as the Collateral Agent may from time to time provide) until all amounts secured by and outstanding under the Loan Documents are paid in full.

(2)       Principal Amortization. The Loans shall be interest-only loans and Borrower shall not be required to make any regularly scheduled principal amortization payments.

(3)       Maturity. On the Maturity Date, Borrower shall pay to the Collateral Agent (on behalf of the Lenders) all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents.

(4)       Lockout/Prepayment. Prepayment of the Loans shall be subject to the following restrictions and limitations:

(a)       The Loans are closed to prepayment, in whole or in part, through the first Loan Year (the "Lockout Period"), except in connection with a sale of the "Fourteenth Floor" (as defined in the Notes) in accordance with the terms of the Notes, in which case partial prepayment shall be permitted upon payment of a prepayment premium equal to the sum of (i) the Spread Maintenance Amount, calculated on the portion of the prepaid principal bearing interest at the Libor-based Rate (or the Alternate Base Rate, if applicable) plus (ii) the greater of (A) the Spread Maintenance Amount, calculated on the portion of the prepaid principal bearing interest either at the Initial Advance Contract Rate or at a Fixed Rate and (B) the sum of the Yield Maintenance Amount plus the Make Whole Breakage Amount, in each case calculated as provided in Schedule 2.3(4).

(b)       After the Lockout Period, upon not less than thirty (30) days' prior written notice to the Collateral Agent, Borrower may prepay the Loans, in whole but not in part (except in connection with a sale of the Fourteenth Floor in accordance with the terms of the Notes, in which case partial prepayment is permitted), upon payment of a prepayment premium calculated as follows:

(i)     from the beginning of the second Loan Year through September 30, 2010, a prepayment premium equal to the sum of (A) the Spread Maintenance Amount, calculated on the portion of the prepaid principal bearing interest at the Libor-based Rate (or the Alternate Base Rate, if applicable) plus (B) the greater of (x) the Spread Maintenance Amount, calculated on the portion of the prepaid principal bearing interest either at the Initial Advance Contract Rate or at a Fixed Rate and (y) the sum of the Yield Maintenance Amount plus the Make Whole Breakage Amount, in each case calculated as provided in

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Schedule 2.3(4); and

(ii)    thereafter, a prepayment premium equal to the greater of (i) one-quarter percent (0.25%) of the principal amount prepaid and (ii) the Make Whole Breakage Amount, calculated as provided in Schedule 2.3(4), except that no premium shall be due if the Loans are repaid during the sixty (60) day period prior to the scheduled Maturity Date.

(c)       If the Loans are accelerated during the Lockout Period for any reason other than casualty or condemnation, Borrower shall pay to the Collateral Agent (on behalf of the Lenders), in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to five percent (5%) of the outstanding balance of the Loans plus the prepayment premium described in Section 2.3(4)(a) above, calculated on the entire outstanding balance of the Loans. If the Loans are accelerated after the Lockout Period for any reason other than casualty or condemnation, Borrower shall pay to the Collateral Agent (on behalf of the Lenders) the applicable prepayment premium described in Section 2.3(4)(b) above.

The prepayment premium required by this Section 2.3(4) is acknowledged by Borrower to be partial compensation to the Lenders for the cost of reinvesting the Loan proceeds and for the loss of the contracted rate of return on the Loans. Furthermore, Borrower acknowledges that the loss that may be sustained by the Lenders as a result of such a prepayment by Borrower is not susceptible of precise calculation and the prepayment premium represents the good faith effort of Borrower and the Lenders to compensate the Lenders for such loss. Borrower confirms that the Lenders' agreement to make the Loans at the interest rate(s) and on the other terms set forth herein constitutes adequate and valuable consideration, given individual weight by Borrower, for the prepayment provisions set forth in this Section 2.3(4).

(5)       Fees. As partial consideration for the Lenders' agreement to make the Loans, Borrower shall pay to the Collateral Agent (on behalf of the Lenders) a loan origination fee in the amount set forth in the Fee Letter (the "Origination Fee") and an exit fee in the amount set forth in the Fee Letter (the "Exit Fee"). The Origination Fee shall be payable in full on or before the Closing Date. The Exit Fee shall be payable in full upon the first to occur of (i) the Maturity Date, or (ii) repayment of the Loans in full.

(6)       Application of Payments. All payments received by the Collateral Agent under the Loan Documents shall be applied in accordance with Paragraph 3 of the Notes.

Section 2.4	Security

. The Loans shall be secured by, among other things, the Mortgages creating first liens on the Project, and the other Loan Documents. As further security and credit support for the Loans, Borrower agrees:

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(1)       to fund the Capital Improvements Reserve in accordance with Schedule 2.4(1);

(2)       to fund the Cash Collateral Reserve, which Borrower shall replace with the Letter of Credit, all in accordance with Schedule 2.4(2); and

(3)       to fund the Hotel Work Reserve in accordance with Schedule 2.4(3).

Section 2.5	Payments; Pro Rata Treatment; Etc.

(1)	Payments Generally.

(a)       Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by Borrower under any other Loan Document, shall be made by 12:00 Noon. (New York City time), on the day when due. Subject to Paragraph 3 of the Notes, such payments shall be made to the Collateral Agent (i) if by mail or overnight delivery to the Collateral Agent at c/o GEMSA Loan Services, L.P., File 55307, Los Angeles, California 90074-5307, or (ii) if by wire transfer, in accordance with the wire transfer instructions set forth in Schedule 2.3(1) hereto (or such other instructions as the Collateral Agent may from time to time provide), or to any successor loan servicer or any other addressee from time to time designated by the Collateral Agent upon prior written notice to the Borrower, in lawful money of the United States of America in funds immediately available at such office without setoff, counterclaim or other deduction of any nature. Any such payment received by the Collateral Agent after 12:00 Noon (New York City time), on any day shall be deemed to have been received on the next succeeding Business Day.

(b)       Application of Payments. Subject to the provisions of Section 2.3(6) and Section 2.6, Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Collateral Agent the Loans or other amounts payable by Borrower hereunder for which such payment is intended to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Collateral Agent shall apply payments it receives in accordance with Paragraph 3 of the Notes).

(c)       Forwarding of Payments by the Collateral Agent. Except as otherwise agreed by the Collateral Agent and the Lenders, each payment received by the Collateral Agent under this Agreement or any Note for account of any Lender shall be paid by the Collateral Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loans or other obligation in respect of which such

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payment is made.

(d)       Extensions to Next Business Day. If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

(2)       Pro Rata Treatment. Except to the extent otherwise provided herein or in any other agreement among the Collateral Agent and the Lenders: (a) each advance of a Loan from the Lenders under Section 2.1 shall be made from the Lenders, and any termination of the obligation to make an advance of the Loans shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 2.5(4), Loans shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions or Continuations of Loans); (c) each payment or prepayment of principal of Loans by Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(3)       Non Receipt of Funds by the Collateral Agent. Unless the Collateral Agent shall have been notified by a Lender or Borrower (in either case, the "Payor") prior to the date on which the Payor is to make payment to the Collateral Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of Borrower) a payment to the Collateral Agent for account of any Lender hereunder (in either case, such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Collateral Agent, the Collateral Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Collateral Agent, the recipient(s) of such payment shall, on demand, repay to the Collateral Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Collateral Agent until the date the Collateral Agent recovers such amount at a rate per annum equal to (a) the Federal Funds Rate for such day in the case of payments returned to the Collateral Agent by any of the Lenders or (b) the applicable interest rate due hereunder with respect to payments returned by Borrower to the Collateral Agent and, if such recipient(s) shall fail promptly to make such payment, the Collateral Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Collateral Agent within three (3) Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

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(a)       if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Default Rate (without duplication of the obligation of Borrower under Section 2.2 to pay interest on the Required Payment at the Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Collateral Agent shall not limit such obligation of Borrower under Section 2.2 to pay interest at the Default Rate in respect of the Required Payment, and

(b)       if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor and Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 2.2 is applicable to the Type of such Loan, it being understood that the return by Borrower of the Required Payment to the Collateral Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

(4)	Sharing of Payments, Etc.

(a)       Right of Set off. Borrower agrees that while any Event of Default exists, in addition to (and without limitation of) any right of set off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to Borrower), in which case it shall promptly notify Borrower and the Collateral Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

(b)       Sharing. If any Lender shall obtain from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set off, banker's lien or counterclaim or similar right or otherwise (other than from the Collateral Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by

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such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c)       Consent by Borrower. Borrower agrees that, while any Event of Default exists, any Lender so purchasing such a participation (or direct interest) may exercise all rights of set off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d)       Rights of Lenders; Bankruptcy. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section 2.5(4) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.5(4) to share in the benefits of any recovery on such secured claim.

Section 2.6	Yield Protection; Etc.

(1)	Additional Costs.

(a)       Costs of Making or Maintaining Eurodollar Loans. Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

(i)   shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

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(ii)  imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement used in the determination of the Adjusted Libor Rate for any Interest Period for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "LIBOR Rate"), or any commitment of such Lender (including the Commitment of such Lender hereunder); or

(iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from Borrower under this paragraph (a), Borrower may, by notice to such Lender (with a copy to the Collateral Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 2.6(4) shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(b)       Costs Attributable to Regulatory Change or Risk-Based Capital Guidelines. Without limiting the effect of the foregoing provisions of this Section 2.6(1) (but without duplication), Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request.

(c)       Notification and Certification. Each Lender shall notify Borrower of any event occurring after the date hereof entitling such Lender to compensation under Section 2.6(1)(a) or Section 2.6(1)(b) as promptly as practicable, but in any event within forty-five (45) days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within forty-five (45) days after it obtains actual knowledge of such an event,

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such Lender shall, with respect to compensation payable pursuant to this Section 2.6(1) in respect of any costs resulting from such event, only be entitled to payment under this Section 2.6(1) for costs incurred from and after the date forty-five (45) days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under Section 2.6(1)(a) or Section 2.6(1)(b). Determinations and allocations by any Lender for purposes of this Section 2.6(1) of the effect of any Regulatory Change pursuant to Section 2.6(1)(a), or of the effect of capital maintained pursuant to Section 2.6(1)(b), on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 2.6(1), shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

(2)       Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Rate for any Interest Period for any Eurodollar Loan:

(a)       the Collateral Agent determines, which determination shall be conclusive absent manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

(b)       the Majority Lenders determine, which determination shall be conclusive, and notify the Collateral Agent that the relevant rates of interest referred to in the definition of "LIBOR Rate" upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Collateral Agent shall give Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, such Loans shall be automatically Converted into Alternate Base Rate Loans.

(3)       Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole

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opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof (with a copy to the Collateral Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 2.6(4) shall be applicable).

(4)       Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Alternate Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 2.6(2) or Section 2.6(3), such Lender's Loans shall be automatically Converted into Alternate Base Rate Loans on the last day(s) of the then current Interest Period(s) for Loans (or, in the case of a Conversion resulting from a circumstance described in Section 2.6(3), on such earlier date as such Lender may specify to Borrower with a copy to the Collateral Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 2.6(2) or Section 2.6(3) that gave rise to such Conversion no longer exist:

(a)       to the extent that such Lender's Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Loans shall be applied instead to its Alternate Base Rate Loans; and

(b)       all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Alternate Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Alternate Base Rate Loans.

If such Lender gives notice to Borrower with a copy to the Collateral Agent that the circumstances specified in Section 2.6(2) or Section 2.6(3) that gave rise to the Conversion of such Lender's Loans pursuant to this Section 2.6(4) no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Alternate Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Alternate Base Rate Loans and Eurodollar Loans are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

(5)       Compensation. Borrower shall pay to the Collateral Agent for account of each Lender, upon the request of such Lender through the Collateral Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

(a)       any payment, prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including the acceleration of the

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Loans pursuant to the Collateral Agent's or the Lenders' rights under the Loan Documents) on a date other than the last day of the Interest Period for such Loan; or

(b)       any failure by Borrower for any reason to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given to the Collateral Agent in accordance with the terms of this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender), or if such Lender shall cease to make such bids, the equivalent rate, as reasonably determined by such Lender, derived from The Wall Street Journal or other publicly available source as described in the definition of "LIBOR Rate."

(6)	United States Taxes.

(a)       Gross-up for Deduction or Withholding of United States Taxes. Borrower agrees to pay to each Lender that is not a U.S. Tax Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U. S. Tax Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Tax Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

(i)   to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 4.2(1)) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form W-8BEN (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form W-8ECI (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

(ii)  to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Tax Person to comply with applicable certification, information,

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documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Tax Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes hereof, (A) "U.S. Tax Person" means a citizen, national or resident of the United States of America, a corporation, limited liability company, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form W-8BEN" means Form W-8BEN of the Department of the Treasury of the United States of America, and (D) "Form W-8ECI" means Form W-8ECI of the Department of the Treasury of the United States of America. Each of the forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such form relates.

(b)       Evidence of Deduction, Etc. Within thirty (30) days after paying any amount to the Collateral Agent or any Lender from which it is required by law to make any deduction or withholding, and within thirty (30) days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrower shall deliver to the Collateral Agent for delivery to such non-U.S. Tax Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

(c)       Refund. If any Lender receives a refund of, or realizes a credit relating to, any tax which has been paid by Borrower pursuant to any provision of this Section 2.6, or the cost of which Borrower has borne pursuant to any provision of this Section 2.6, it shall pay over such refund or credit to Borrower when received or realized by the applicable Lender.

(7)       Replacement of Lenders. If any Lender requests compensation pursuant to Section 2.6(1) or Section 2.6(6), or any Lender's obligation to Continue Loans of any Type, or to Convert Loans of any Type into the other Type of Loan, shall be suspended pursuant to Section 2.6(2) or Section 2.6(3) (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Lender"), Borrower, upon three (3) Business Days notice, may require that such Requesting Lender transfer all of its right, title and interest under this Agreement and such Requesting Lender's Note to any bank or other financial institution (a "Proposed Lender") identified by Borrower that is an Qualified Institutional Lender and is reasonably satisfactory to Collateral Agent (provided that the other Lenders first shall have the right to acquire the Requesting Lender's Loans on a pro rata basis, in accordance with their respective Commitments) (i) if such Proposed Lender agrees to assume all of

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the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase (to the extent not paid by Borrower), and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts accrued and payable hereunder to such Requesting Lender as of the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 2.6(5) as if all of such Requesting Lender's Loans were being prepaid in full on such date) and (ii) if such Requesting Lender has requested compensation pursuant to Section 2.6(1) or Section 2.6(6), such Proposed Lender's aggregate requested compensation, if any, pursuant to Section 2.6(1) or Section 2.6(6) with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender. Subject to the provisions of Section 4.2(1), such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements of Borrower contained in Section 2.6(1), Section 2.6(6) and Section 3.4 (without duplication of any payments made to such Requesting Lender by Borrower or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 2.6(7) with respect to the time prior to such replacement.

ARTICLE 3

MISCELLANEOUS

Section 3.1	Notices

. All notices, demands, requests, and other communications desired or required to be given hereunder (hereinafter individually referred to as a "Notice" and collectively referred to as the "Notices") shall be in writing and shall be given by: (1) hand delivery to the address for Notices; (2) delivery by overnight courier service to the address for Notices; or (3) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices. All Notices shall be deemed given and effective upon the earliest to occur of: (a) the hand delivery of such Notice to the address for Notices; (b) one (1) Business Day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (c) three (3) Business Days after depositing the Notice in the United States mail as set forth in clause (3) above. All Notices shall be shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

If to Borrower:	330 N. Wabash Avenue, L.L.C. c/o Prime Group Realty Trust 77 West Wacker Drive Suite 3900 Chicago, Illinois 60601 Attn.: Jeffrey A. Patterson

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with a copy to:

330 N. Wabash Avenue, L.L.C.

c/o Prime Group Realty Trust

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attn.: James F. Hoffman, Esq.

and

Jones Day

77 West Wacker Drive, 35th Floor

Chicago, Illinois 60601

Attn.: Stephen E. Hall, Esq.

If to Collateral Agent:

General Electric Capital Corporation

c/o GE Real Estate

500 W. Monroe Street

Chicago, Illinois 60661

Attention: Asset Manager (IBM Plaza)

and

General Electric Capital Corporation

c/o GE Real Estate – Legal

901 Main Avenue

Norwalk, Connecticut 06851

Attention: Paul Mundinger, Esq.

with a copy to:	Reed Smith LLP 1650 Market Street, Suite 2500 Philadelphia, PA 19103 Attention: Stephen M. Lyons III, Esq.

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If to GECC as a Lender

General Electric Capital Corporation

c/o GE Real Estate

500 W. Monroe Street

Chicago, Illinois 60661

Attention: Asset Manager (IBM Plaza)

and

General Electric Capital Corporation

c/o GE Real Estate – Legal

901 Main Avenue

Norwalk, Connecticut 06851

Attention: Paul Mundinger, Esq.

Provided, that the "copy to" Notice to be given as set forth above is a courtesy copy only; and a Notice given to such Person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party. Any party may designate a change of address by written notice to the other parties by giving at least ten (10) days prior written notice of such change of address.

Section 3.2	Amendments and Waivers; References.

(1)       Subject to any consents required pursuant to this Section 3.2 and any other provisions of this Agreement and any other Loan Document which expressly require the consent, approval or authorization of the Lenders or the Majority Lenders, and subject to the terms of the Administration Agreement, this Agreement and any other Loan Document may be modified or supplemented only by an instrument in writing signed by Borrower and the Collateral Agent; provided that, the Collateral Agent may (without any Lender's consent) give or withhold its agreement to any amendments of the Loan Documents or any waivers or consents in respect thereof or exercise or refrain from exercising any other rights or remedies which the Collateral Agent may have under the Loan Documents or otherwise provided that such actions do not, in the Collateral Agent's judgment reasonably exercised, materially adversely affect the value of any Collateral, taken as a whole, or represent a departure from Collateral Agent's standard of care described in Section 4.7 (and the assignment or granting of a participation by GECC shall not limit or otherwise affect its discretion in respect of any of the foregoing), except that the Collateral Agent will not, without the consent of each Lender, agree to the following (provided that no Lender's consent shall be required for any of the following which are otherwise required or contemplated under the Loan Documents): (a) reduce the principal amount of the Loans or reduce the interest rate thereon; (b) extend any stated payment date for principal of or interest on the Loans payable to such Lender; (c) release Borrower, any guarantor or any other party from liability under the Loan Documents (except for any assigning Lender pursuant to Section 4.2 and any resigning Collateral Agent pursuant to Section 4.10); (d) release or subordinate in whole or in part any

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material portion of the collateral given as security for the Loans; (e) modify any of the provisions of this Section, the definition of "Majority Lenders" or any other provision in the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; (f) amend the terms of any Event of Default; or (g) consent to (i) the sale, transfer or encumbrance of any portion of the Project (or any interest therein) or any direct or indirect ownership interest therein and (ii) the incurrence by Borrower of any additional indebtedness secured by the Collateral, in each case to the extent (and subject to any standard of reasonability) such consent is required under the Loan Documents.

(2)       Notwithstanding anything to contrary contained in this Agreement, any modification or supplement of Article 4, or of any of the rights or duties of the Collateral Agent hereunder, shall require the consent of the Collateral Agent.

(3)       This Agreement and the other Loan Documents shall not be executed, entered into, altered, amended, or modified by electronic means. Without limiting the generality of the foregoing, the Borrower, the Collateral Agent and the Lenders hereby agree that the transactions contemplated by this Agreement shall not be conducted by electronic means, except as specifically set forth in Section 3.1 regarding notices.

(4)       Any reference to a Loan Document, whether in this Agreement or in any other Loan Document, shall be deemed to be a reference to such Loan Document as it may hereafter from time to time be amended, modified, supplemented and restated in accordance with the terms hereof.

Section 3.3	Invalid Provisions

. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 3.4	Reimbursement of Expenses

. Borrower shall pay all reasonable costs and expenses incurred by the Collateral Agent and GECC in connection with the negotiation, documentation, closing, disbursement and administration of the Loans, including fees and expenses of the Collateral Agent's and/or GECC's attorneys and the Collateral Agent's environmental, engineering, accounting and other consultants; fees, charges and taxes for the recording or filing of Loan Documents; financial investigation, audit and inspection fees and costs; settlement of condemnation and casualty awards; title search costs, premiums for title insurance and endorsements thereto; and fees and costs for UCC and litigation searches and background checks. Borrower shall, upon request,

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promptly reimburse the Collateral Agent and the Lenders for all amounts expended, advanced or incurred by the Collateral Agent and the Lenders to collect the Notes, or to enforce the rights of the Collateral Agent and/or the Lenders under this Agreement or any other Loan Document, or to defend or assert the rights and claims of the Collateral Agent and/or the Lenders under the Loan Documents or with respect to the Collateral (by litigation or other proceedings), which amounts will include all court costs, attorneys' fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by the Collateral Agent and the Lenders in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to the Collateral Agent and the Lenders, all of which shall constitute part of the Loans and shall be secured by the Loan Documents.

Section 3.5	Approvals; Third Parties; Conditions

. All rights retained or exercised by the Collateral Agent and the Lenders to review or approve leases, contracts, plans, studies and other matters, including Borrower's and any other Person's compliance with the provisions of Paragraph 27 of the Notes and compliance with laws applicable to Borrower, the Project or any other Person, are solely to facilitate the Lenders' credit underwriting, and shall not be deemed or construed as a determination that the Collateral Agent or the Lenders have passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of the Collateral Agent, the Lenders and Borrower, and may not be enforced, nor relied upon, by any Person other than the Collateral Agent, the Lenders and Borrower. All conditions of the obligations of the Collateral Agent and the Lenders hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of the Collateral Agent and the Lenders, their successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that the Lenders will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Collateral Agent and the Lenders at any time in their sole discretion.

Section 3.6     Lenders and Collateral Agent Not in Control; No Partnership

. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give the Collateral Agent or any Lender the right or power to exercise control over the affairs or management of Borrower, the power of the Collateral Agent and the Lenders being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower, on the one hand, and the Collateral Agent and the Lenders on the other, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between or among the Collateral Agent, the Lenders and Borrower or to create an equity in the Project in the Collateral Agent or the Lenders. The Collateral Agent and the Lenders neither undertake nor assume any responsibility or duty to Borrower or to any other Person with respect to the Project or the Loans, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) neither the Collateral Agent nor any Lender is, nor shall it be construed

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as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members or partners, and neither the Collateral Agent nor any Lender intends ever to assume such status; (2) no Lender or the Collateral Agent shall in any event be liable for any indebtedness, obligations, expenses or losses incurred or sustained by Borrower; and (3) no Lender or the Collateral Agent shall be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. The Collateral Agent, the Lenders and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income among the Collateral Agent, the Lenders and Borrower, or to create any equity in the Project in the Collateral Agent or any Lender, or any sharing of liabilities, losses, costs or expenses.

Section 3.7	Time of the Essence

. Time is of the essence with respect to this Agreement.

Section 3.8	Successors and Assigns

. Subject to the provisions of Section 4.2, this Agreement shall be binding upon and inure to the benefit of the Collateral Agent, each Lender and Borrower and their respective successors and assigns, provided that Borrower shall not, without the prior written consent of the Collateral Agent and each Lender, assign any rights, duties or obligations hereunder or under the other Loan Documents.

Section 3.9	Renewal, Extension or Rearrangement

. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loans. For portfolio management purposes, at any time during the term of the Loans the Lenders may elect to divide the Loans into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of Borrower are not effectively increased or otherwise modified. Borrower agrees to cooperate with the Collateral Agent and the Lenders and to execute such documents as the Collateral Agent and the Lenders reasonably may request to effect such division of the Loans.

Section 3.10	Waivers

. No course of dealing on the part of the Collateral Agent or any Lender, or any of their respective officers, employees, consultants or agents, nor any failure or delay by the Collateral Agent or any Lender with respect to exercising any right, power or privilege of the Collateral Agent or any Lender under any of the Loan Documents, shall operate as a waiver thereof.

Section 3.11	Singular and Plural

. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

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Section 3.12	Phrases

. When used in this Agreement and the other Loan Documents, the phrase "including" shall mean "including, but not limited to;" the phrases "satisfactory to any Lender" or "satisfactory to the Collateral Agent" shall mean in form and substance satisfactory to such Lender or the Collateral Agent, as the case may be, in all respects; the phrases "with Lender's consent", "with Lender's approval", "with the Collateral Agent's consent" or "with the Collateral Agent's approval" shall mean such consent or approval at such Lender's or the Collateral Agent's, as the case may be, discretion; and the phrases "acceptable to Lender" or "acceptable to the Collateral Agent" shall mean "acceptable to such Lender or the Collateral Agent, as the case may be, at such party's sole discretion."

Section 3.13	Exhibits and Schedules

. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

Section 3.14	Titles of Articles, Sections and Subsections

. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 3.15	Promotional Material

. Borrower authorizes the Collateral Agent and each of the Lenders to issue press releases, advertisements and other promotional materials in connection with the Collateral Agent's or such Lender's own promotional and marketing activities, and describing the Loans in general terms or in detail and the Collateral Agent's or such Lender's participation in the Loans. All references to the Collateral Agent or any Lender contained in any press release, advertisement or promotional material issued by Borrower (other than press releases, or other publicly released material, required by securities or other similar laws) shall be approved in writing by the Collateral Agent and such Lender in advance of issuance.

Section 3.16	Survival

. All of the representations, warranties, covenants, and indemnities hereunder, and under the indemnification provisions of the other Loan Documents, shall survive the repayment in full of the Loans and the release of the liens evidencing or securing the Loans, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Collateral to any party, whether or not an Affiliate of Borrower.

Section 3.17	WAIVER OF JURY TRIAL

. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER, THE COLLATERAL AGENT AND EACH LENDER HEREBY KNOWINGLY,

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VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOANS OR THE COLLATERAL (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT AND EACH LENDER TO ENTER THIS AGREEMENT.

Section 3.18	Punitive or Consequential Damages; Waiver

. None of the Collateral Agent, the Lenders or Borrower shall be responsible or liable to any of the others or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loans or the transaction contemplated hereby, including any breach or other default by any party hereto. Borrower represents and warrants to the Collateral Agent and the Lenders that as of the Closing Date neither Borrower nor any Borrower Party has any claims against the Collateral Agent or any of the Lenders (who are Lenders as of the Closing Date) in connection with the Loans.

Section 3.19	Governing Law

. The Loan Documents are being executed and delivered, and are intended to be performed, in the state of Illinois and the laws of the state of Illinois and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Loan Documents, except to the extent otherwise specified in any of the Loan Documents.

Section 3.20	Entire Agreement

. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Collateral Agent, the Lenders and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof, including any commitment letter (if any) issued by the Collateral Agent or any Lender with respect to the Loans. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between this Agreement and any of the other Loan Documents, the terms of this Agreement shall control.

Section 3.21	Counterparts

. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 3.22	Brokers

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. Borrower hereby represents to the Collateral Agent and each Lender that, other than Draper & Kramer, Borrower has not dealt with any broker, underwriters, placement agent, or finder in connection with the transactions contemplated by this Agreement and the other Loan Documents. Borrower hereby agrees to indemnify and hold the Collateral Agent and each Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein.

Section 3.23	Usury

. The terms of this Agreement are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Lenders exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or any other documents securing the Loans at the time performance of such provision shall be due, shall involve the payment of interest exceeding the highest rate of interest permitted by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under applicable law; and if for any reason whatsoever the Lenders shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the principal portion of the Loans (whether or not then due and payable) and not to the payment of interest.

ARTICLE 4

MATTERS CONCERNING THE LENDERS AND COLLATERAL AGENT

Section 4.1	Secondary Market Transactions.

(1)       Borrower acknowledges that the Collateral Agent and each Lender and their respective successors and assigns may without notice to or consent from Borrower (a) sell this Agreement, the Notes, the other Loan Documents, and any and all servicing rights thereto, or any portions thereof, to one or more investors, (b) participate and/or syndicate the Loans to one or more investors, (c) deposit this Agreement, the Notes and the other Loan Documents, or any portions thereof, with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (d) otherwise sell, transfer or assign the Loans or interests therein in one or more transactions to investors (the transactions referred to in clauses (a) through (d) are hereinafter each referred to as a "Secondary Market Transaction"). Borrower shall reasonably cooperate with the Collateral Agent and each Lender in effecting any such Secondary Market Transaction and shall reasonably cooperate and use all reasonable efforts to satisfy the market standards to which the Collateral Agent and each Lender customarily adheres or which may be reasonably required by any participant, investor, purchaser or any rating agency involved in any Secondary Market Transaction (including delivery of opinions of counsel in form and substance similar to the opinions of counsel

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delivered to the Collateral Agent on the Closing Date). Borrower shall provide such information and documents relating to Borrower and the Project as the Collateral Agent and each Lender may reasonably request in connection with such Secondary Market Transaction. In addition, Borrower shall make available to the Collateral Agent and each Lender all information concerning the Project, and the business and operations of Borrower that the Collateral Agent and the Lenders may reasonably request. The Collateral Agent and each Lender shall be permitted to share all information with the participants, investors, purchasers, investment banking firms, rating agencies, accounting firms, law firms and third-party advisory firms involved with the Loans and Loan Documents or the applicable Secondary Market Transaction, provided that the Collateral Agent and each Lender shall use reasonable efforts to have each recipient of such information agree in writing (a copy of said written agreement to be furnished to the Borrower upon request) to use commercially customary and reasonable precautions to maintain the confidentiality of all non-public information pertaining to the Borrower and any of its Affiliates; provided further, however, in no event shall the failure of the Collateral Agent or any Lender to obtain such a written confidentiality agreement from the recipient of such information prohibit the Collateral Agent or any Lender from completing any Secondary Market Transaction. The Collateral Agent and each Lender and all of the aforesaid participants, investors, purchasers, advisors, rating agencies and professional firms shall be entitled to rely on the information supplied by or on behalf of Borrower. Borrower also agrees to execute any amendment of or supplement to this Agreement and the other Loan Documents as the Collateral Agent or any Lender may reasonably request in connection with any Secondary Market Transaction, provided that such amendment or supplement does not adversely affect the interest rate, term of the Loans, or the Maturity Date, and does not otherwise affect the terms and provisions of the Loan Documents in any manner having an adverse affect, in any material respect, on the Borrower or the Guarantors without the Borrower's or Guarantor's consent (as applicable), which consent shall not be unreasonably withheld.

(2)       Each of the Notes may hereafter be split, severed and subdivided, by or in substitution for promissory notes of lesser denominations or otherwise, and, in such event, Borrower shall promptly execute additional or replacement Notes.

Section 4.2	Assignments and Participations.

(1)       Assignments by the Lenders. Each Lender may assign any of its Loans, its Note and its Commitment (but only with the consent of the Collateral Agent); provided that:

(a)       no such consent by the Collateral Agent shall be required in the case of any assignment by any Lender to another Lender or an affiliate of such Lender or such other Lender;

(b)       except to the extent the Collateral Agent shall otherwise consent, any such partial assignment (other than to another Lender or an affiliate

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of a Lender) shall be in an amount at least equal to $10,000,000;

(c)       each such assignment (including an assignment to another Lender or an affiliate of a Lender) by a Lender of its Loans or Commitment shall be made in such manner so that the same portion of its Loans and Commitment is assigned to the respective assignee;

(d)       subject to the applicable Lender's compliance with the provisions of clauses (b) and (c) above, the Collateral Agent's consent to an assignment shall not be unreasonably withheld, delayed or conditioned if (i) such assignment is made to a Qualified Institutional Lender, (ii) such assignment is first offered to the Collateral Agent in accordance with the terms and conditions of a separate agency agreement among the Collateral Agent and the Lenders, and (iii) the provisions of clause (e) have been satisfied; and

(e)       upon execution and delivery by the assignee (even if already a Lender) to Borrower and the Collateral Agent of an Assignment and Acceptance pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment and Loans specified in such instrument, and upon consent thereto by the Collateral Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Collateral Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Collateral Agent a processing and recording fee of $3,500 and the reasonable fees and disbursements of the Collateral Agent's counsel incurred in connection therewith.

(f)        All assignments and participations shall be subject to the terms and conditions of the Administration Agreement.

(2)       Participations. Subject to the terms of the Administration Agreement, Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans held by it, or in its Commitment, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender and the applicable Participant). All amounts payable by Borrower to any Lender under Section 2.5 in respect of Loans held by it and its Commitment shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Lender were funding each of such Loans and Commitment in the same way that it is funding the portion of such Loans and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking

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any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 3.2, requires the consent of each Lender.

(3)       Certain Pledges. In addition to the assignments and participations permitted under the foregoing provisions of this Section 4.2 (but without being subject thereto), any Lender may (without notice to Borrower, the Collateral Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

(4)       Provision of Information to Assignees and Participants. A Lender may furnish any information concerning Borrower or any of its Affiliates in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), provided that such Lender shall use reasonable efforts to have each recipient of such information agree in writing (a copy of said written agreement to be furnished to the Borrower upon request) to use commercially customary and reasonable precautions to maintain the confidentiality of all non-public information pertaining to the Borrower and any of its Affiliates; provided further, however, in no event shall the failure of such Lender to obtain such a written confidentiality agreement from the recipient of such information prohibit such Lender from completing any assignment or participation.

(5)       No Assignments to Borrower or Affiliates. Anything in this Section 4.2 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower or any of its Affiliates without the prior consent of each Lender.

Section 4.3	Appointment, Powers and Immunities

. Each Lender hereby appoints and authorizes the Collateral Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Collateral Agent (which term as used in this sentence and in Section 4.7 and the first sentence of Section 4.8 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

(1)	shall have no duties or responsibilities except those expressly set

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forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

(2)       shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder; and

(3)       shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except to the extent any such action taken or omitted violates the Collateral Agent's standard of care set forth in the first sentence of Section 4.7.

The Collateral Agent may employ agents and attorneys in fact, and may delegate all or any part of its obligations hereunder, to third parties and shall not be responsible for the negligence or misconduct of any such agents, attorneys in fact or third parties selected by it in good faith. The Collateral Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Collateral Agent.

Section 4.4	Reliance by Collateral Agent

. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

Section 4.5	Defaults

. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Default or Event of Default unless the Collateral Agent has received notice from a Lender or Borrower specifying such Potential Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Collateral Agent receives such a notice of the occurrence of a Potential Default or Event of Default, the Collateral Agent shall give prompt notice thereof to the Lenders. The Collateral Agent shall (subject to Section 4.9) take such action with respect to such Potential Default or Event of Default and other matters relating to the

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Loans as shall be directed by the Lenders in accordance with the Administration Agreement.

Section 4.6	Rights as a Lender

. With respect to GECC's Commitment and the Loans made by it, GECC (and any successor acting as Collateral Agent), in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Collateral Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. GECC (and any successor acting as Collateral Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of lending, trust or other business with Borrower (and any of its Affiliates) as if it were not acting as the Collateral Agent, and GECC and its Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 4.7	Standard of Care; Indemnification

. In performing its duties under the Loan Documents, the Collateral Agent will exercise the same degree of care as GECC normally exercises in connection with real estate loans in which no syndication or participations are involved, but the Collateral Agent shall have no further responsibility to any Lender except as expressly provided herein and except for its own gross negligence or willful misconduct which resulted in actual loss to such Lender, and, except to such extent, the Collateral Agent shall have no responsibility to any Lender for the failure by the Collateral Agent to comply with any of the Collateral Agent's obligations to Borrower under the Loan Documents or otherwise. The Lenders agree to indemnify the Collateral Agent (to the extent not reimbursed under Section 3.4, but without limiting the obligations of Borrower under Section 3.4) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Borrower is obligated to pay under Section 3.4, but excluding, unless a Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the Collateral Agent's breach of its standard of care set forth in the first sentence of this Section.

Section 4.8	Non Reliance on Collateral Agent and Other Lenders

. Each Lender agrees that it has, independently and without reliance on the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Affiliates and decision to enter into this

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Agreement and that it will, independently and without reliance upon the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. Subject to the provisions of the first sentence of Section 4.7, the Collateral Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Project or the books of Borrower or any of its Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Collateral Agent hereunder or as otherwise agreed by the Collateral Agent and the Lenders, the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or any of its Affiliates that may come into the possession of the Collateral Agent or any of its affiliates.

Section 4.9	Failure to Act

. Except for action expressly required of the Collateral Agent hereunder, and under the other Loan Documents, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 4.7 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

Section 4.10	Resignation of Collateral Agent

. The Collateral Agent may resign at any time by giving notice thereof to the Lenders and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Collateral Agent, which shall be a financial institution that has (1) an office in New York, New York with a combined capital and surplus of at least $500,000,000 and (2) knowledge and experience comparable to the resigning Collateral Agent's knowledge and experience in the servicing of loans similar to the Loans hereunder. In addition, upon any voluntary resignation by the Collateral Agent (but not upon any forced or required removal or resignation), the Borrower shall have the right to approve, in its reasonable discretion, any successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent's giving of notice of resignation of the retiring Collateral Agent, then the retiring Collateral Agent's resignation shall nonetheless become effective and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and (b) the Majority Lenders shall perform the duties of the Collateral Agent (and all payments and communications provided to be made by, to or through the Collateral Agent shall instead be made by or to each Lender directly) until such time as the Majority Lenders appoint a successor agent as provided for above in this Section 4.10. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this Section 4.10). The fees payable by Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such

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successor. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Article 4 and Section 3.4 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

ARTICLE 5

ADDITIONAL COVENANTS AND REPRESENTATIONS

Section 5.1	Interest Rate Cap Agreement

. On or before the "Rate Adjustment Date" (as defined in the Loan A Note), or on or before any other date on which the Loan A commences bearing interest at the "Extension Rate" under the Loan A Note, and thereafter as a condition precedent to any Subsequent Advance that will result in the aggregate amount of outstanding Subsequent Advances totaling at least $10,000,000 (excluding any Subsequent Advances already covered by a Cap Agreement assigned to Collateral Agent), and as a condition precedent to the final Subsequent Advance, Borrower shall enter into and at all times thereafter maintain an interest rate cap agreement ("Cap Agreement") in connection with the Loans and Loan A. Each Cap Agreement shall have a notional amount not less than the sum of (1) the portion of the outstanding principal balance of the Loans then bearing interest at the Libor-based Rate and not covered by another Cap Agreement, plus (2) the outstanding principal balance of Loan A, and shall have a strike price of, or shall otherwise cap Borrower's LIBOR Rate exposure at, the greater of (a) 3.29% or (b) an amount which, when included within the Libor-based Rate and the "Extension Rate" under the Loan A Note, would result in a Debt Service Coverage Ratio of 1.10 to 1.0 (provided that in calculating the Debt Service Coverage Ratio for purposes of this Section 5.1, the "Lender Verified NOI" (as defined in the Mortgages) shall be deemed to include the undrawn and available amount under the Letter of Credit, if the Letter of Credit is then held by Collateral Agent, and shall be deemed to include the funds then on deposit in the TI/LC/Capex/DS Reserve that are available for payment of debt service on the Loan, subject to the "DS Cap" described in the Notes). The form of each Cap Agreement required pursuant to this Section, and the counterparty to each Cap Agreement (the "Counterparty"), shall be reasonably satisfactory to Collateral Agent (and shall otherwise satisfy the ratings criteria set forth below). Concurrently with entering into each Cap Agreement, Borrower also shall deliver to Collateral Agent an Interest Rate Cap Security Agreement covering such Cap Agreement, duly executed and delivered by Borrower in favor of Collateral Agent, together with the consent of the Counterparty to such collateral assignment. Each Counterparty shall be rated at least AA by Standard & Poor's and Aa2 by Moody's. If the rating of any Counterparty is at any time downgraded below AA- (Standard & Poor's) or Aa3 (Moody's), then Borrower shall obtain a substitute Cap Agreement with a third party provider rated at least AA by Standard & Poor's and Aa2 by Moody's, which substitute Cap Agreement shall otherwise comply with the foregoing provisions of this Section. If Borrower is required by the foregoing provisions to obtain a Cap Agreement during the fourth Loan Year, Borrower may satisfy this obligation by obtaining a series of 3-month Cap Agreements that satisfy the foregoing requirements (including the requirement that each such Cap Agreement be assigned to Collateral Agent), so long as each new Cap Agreement is obtained on or before the expiration date of the previous Cap Agreement. However, beginning in the fifth Loan Year, each Cap Agreement shall be for a term of not less than one (1) year.

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Section 5.2	Curing

. To the extent permitted by the Loan A Lender, the Collateral Agent shall have the right (on behalf of the Lenders), but shall not have the obligation, to cure any "Event of Default" by Borrower under the Loan A Loan Documents. The Collateral Agent also shall have the right (on behalf of the Lenders), but shall have no obligation, to satisfy any Liens, claims or judgments against the Project unless no Potential Default has occurred and is continuing or the Borrower shall be diligently pursuing remedies to cure to the Collateral Agent's sole satisfaction. Borrower agrees to reimburse the Collateral Agent and each Lender on demand for any and all costs incurred by the Collateral Agent or such Lender in connection with curing such an Event of Default under the Loan A Loan Documents or satisfying any Liens, claims or judgments against the Project.

Section 5.3	Loan A; Project

. Without the prior written consent of the Collateral Agent and Majority Lenders, Borrower shall not:

(1)       amend, modify, waive, consolidate, spread, restate or terminate any provisions of any of the Loan A Loan Documents (other than routine amendments and modifications which Borrower is required to provide to Loan A Lender under the terms of the Loan A Loan Documents in connection with matters such as, but not limited to, the contemplated conversion of the interest rate under the Loan A Note to a Libor Rate-based interest rate, the release of the Fourteenth Floor (as defined in the Loan A Note), permitted transfers of interests, and the like); or

(2)       grant a Lien in the Project or in any other assets of Borrower other than as set forth in the Loan Documents; or

(3)       permit any Borrower Party or the holder of any ownership interests in any Borrower Party or any Affiliate of any of the foregoing to become the holder of any of the Loan A Loan Documents or to succeed to any of the rights of the Loan A Lender thereunder.

Subject to Section 5.4, Borrower may prepay the Loan A in connection with a refinance thereof without a simultaneous prepayment of the Loans provided: (a) no Event of Default or Potential Default exists; (b) the principal amount of the new loan does not exceed $88,000,000, and the new loan is on the same or better terms for Borrower as Loan A and is otherwise reasonably acceptable to the Collateral Agent and Majority Lenders; (iii) the Collateral Agent shall have approved, in its reasonable discretion, the documents evidencing and securing the new loan; and (iv) the new lender provides to Collateral Agent and Lenders an intercreditor agreement in form and substance acceptable to the Collateral Agent and Majority Lenders.

Section 5.4     Refinance of Loan A. Prior to seeking engaging in discussions with another lender regarding the possible refinance of Loan A (a "Loan A Refinancing"), Borrower covenants to notify Collateral Agent (for the benefit of Lenders) in writing of its intention to seek such Loan A Refinancing. Within fifteen (15) Business Days after receipt of such notice from Borrower, the Lenders (through the Collateral Agent) shall have the

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right, in their sole and absolute discretion (but shall be under no obligation), to provide to Borrower a term sheet or other form of outline in writing of the terms upon which the Lenders would be willing to provide such Loan A Refinancing, subject to obtaining necessary internal loan approvals (a "Term Sheet"), which Borrower shall consider in good faith. If Borrower has not received a Term Sheet from the Collateral Agent within such 15-Business Day period, or if Borrower determines that the terms set forth in the Term Sheet are unsatisfactory, Borrower may proceed with seeking Loan A Refinancing from other lenders.

Section 5.5	Commencement and Completion of Capex Work

. The parties contemplate that Borrower will perform the Capex Work in stages, each of which stages shall be comprised of one or more floors of the Office Building as determined by Borrower (each such stage of Capex Work shall be referred to herein as a "Stage" and, collectively, the "Stages"). The Stages may overlap in time. Commencement of each Stage shall be subject to Collateral Agent's approval (in accordance with Part C of Schedule 2.1) of the detailed budget for that Stage, allocating a portion of the Capex Budget to such Stage ("Stage Budget"), and the construction schedule for such Stage, which must show to Collateral Agent's reasonable satisfaction, if such Stage Budget allocates Loan funds from the "Capital Expenditures" line item of the Budget to such Stage pursuant to the Stage Budget therefor (i.e., if such Stage Budget is not funded exclusively from TI/LC/CapEx/DS Reserve funds), that Borrower can complete such Stage by or before December 31, 2012 (the "Stage Construction Schedule"). Borrower covenants and agrees to commence each Stage as soon as reasonably practical (i.e., as floors 37-47 of the Office Building are vacated and new tenants therefor are obtained), and thereafter Borrower shall diligently prosecute the same to completion, Lien-free and in accordance with applicable legal requirements (and applicable private restrictions, if any). As used in this Section 5.5, "completion" free and clear of Liens shall be deemed to have occurred only upon completion of construction of the applicable Stage in accordance with the Stage Budget therefor, the approved Stage Construction Schedule therefor, and approved construction contracts and related architectural and engineering contracts (if any) and approved plans and specifications, as evidenced by (1) a certificate of occupancy (or its equivalent), if applicable, permitting legal occupancy thereof issued by the local governmental authorities with jurisdiction over construction of the Capex Work, and (2) certificates of the general contractor, the architect (if any) and the Collateral Agent's construction consultant in form and substance reasonably satisfactory to Collateral Agent, confirming that construction of such Stage has been completed free of Liens and in accordance with applicable legal requirements.

Section 5.6	Loan Balancing Requirement

. If Collateral Agent at any time after a Stage has commenced determines that any actual or estimated Capex Costs with respect to such Stage have exceeded or can reasonably be expected to exceed the corresponding amount set forth in the Stage Budget therefor or any line item of such Stage Budget (after permitted line item reallocations as provided below), whether as a result of change orders or otherwise, or that Capex Costs with respect to such Stage for any matters not covered by specific line items in the Stage Budget therefor have been or may be incurred by Borrower to complete such Stage, or that the undisbursed portion of the Loans in the "Capital Expenditures" line item of the Budget which have been allocated to such Stage pursuant to the

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Stage Budget therefor (together with the funds held in the TI/LC/CapEx/DS Reserve that are available for capital expenditures and have been allocated to such Stage pursuant to the Stage Budget therefor, and the undisbursed portion of all funds deposited by Borrower with Collateral Agent under this Section 5.6 with respect to such Stage) is or may be insufficient to pay all Capex Costs or such Stage that may be payable under the Loan Documents or otherwise required in connection with such Stage (including a reasonable reserve for contingency and other costs and expenses), then upon the Collateral Agent's demand Borrower shall deliver to the Collateral Agent for deposit into a reserve held by the Collateral Agent (the "Loan Balancing Reserve") an amount deemed reasonably necessary by Collateral Agent to pay such Capex Costs or to cover such insufficiency. If Collateral Agent makes demand on Borrower for a deposit to the Loan Balancing Reserve based upon an existing or expected cost overrun in a line item of a Stage Budget, then prior to making any such deposit Borrower may first reallocate to such deficient line item any undisbursed Loan funds then remaining allocated to other line items of the Stage Budget (or in other Stage Budgets) for which all work or services have been completed or performed, Lien-free, and all costs have been paid (as evidenced by appropriate invoices, bills paid affidavits, lien waivers, title updates, endorsements to the title insurance, and other documents as may be required by Collateral Agent), and the amount of the required deposit into the Loan Balancing Reserve shall be the remaining deficiency, if any, after such reallocation of Loan funds. Funds deposited in the Loan Balancing Reserve shall be held by Collateral Agent in one or more Collateral Agent Accounts with interest in accordance with Section 5.8 and shall be disbursed by Collateral Agent in such a manner as Collateral Agent reasonably determines toward the payment of the Capex Costs for which such funds were deposited prior to further Subsequent Advances allocated to such Capex Costs. Borrower grants to Collateral Agent (for the benefit of the Lenders) a security interest in all funds on deposit in the Loan Balancing Reserve to secure Borrower's obligations under the Loan Documents. Collateral Agent shall not be obligated to disburse any funds from the Loan Balancing Reserve while either an Event of Default or Potential Default exists. Further, while an Event of Default exists, Collateral Agent shall be entitled, without notice to Borrower, to apply any funds in the Loan Balancing Reserve to satisfy Borrower's obligations under the Loan Documents in accordance with Paragraph 3 of the Notes.

Section 5.7	Existing TI Obligations

. Borrower hereby represents and warrants to the Collateral Agent and the Lenders that, except as set forth in Schedule 1.1(C), there are no unpaid tenant improvement allowances owing in connection with any leases or tenancies in effect at the Project as of the Closing Date. Borrower hereby further represents and warrants to the Collateral Agent and the Lenders that there are no leasing commissions owing in connection with any leases or tenancies in effect at the Project as of the Closing Date.

Section 5.8     Interest Payable by Collateral Agent. All monies held in reserves which are expressly designated elsewhere in this Agreement or in the other Loan Documents as interest-bearing (each, an "Interest-Bearing Reserve") shall be deposited into interest-bearing Collateral Agent Accounts, which accounts may not yield the highest interest rate then available. The Collateral Agent Accounts in which each Interest-Bearing Reserve shall be held shall be maintained at a financial institution or other depository selected by Collateral Agent (or its servicing agent) in its sole discretion (collectively, the

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"Depository Institution"). Borrower shall earn no more than an amount of interest on each Interest-Bearing Reserve equal to an amount determined by applying to the average monthly balance of such Interest-Bearing Reserve the quoted interest rate for the Depository Institution's money market savings account, as such rate is determined from time to time (such allocated amount being referred to as "Borrower's Interest"). Collateral Agent or its Depository Institution shall be entitled to report under Borrower's Federal tax identification number the Borrower's Interest on each Interest-Bearing Reserve. If the Depository Institution does not have an established money market savings account (or if an interest rate for such account cannot otherwise be determined in connection with the deposit of each Interest-Bearing Reserve), a comparable interest rate quoted by the Depository Institution and acceptable to Collateral Agent (or its servicing agent) in its reasonable discretion shall be used. The amount of Borrower's Interest allocated to each Interest-Bearing Reserve shall be added to the balance in such Interest-Bearing Reserve, and shall be disbursed for payment of the items for which such Interest-Bearing Reserve is to be disbursed. Any interest earned above the Borrower's Interest shall be retained by Collateral Agent as compensation for its administration and investment of each Interest-Bearing Reserve.

Section 5.9     Completion of Hotel Work. Borrower covenants and agrees as follows:

(1)        Affiliate Obligation. All Hotel Work shall be completed pursuant to contracts entered into by 330 Redevelopment LLC, a Delaware limited liability company ("Redevelopment LLC"), which is affiliated with Borrower by common ownership. Borrower shall have no liability for any obligations under such contracts. Borrower shall cause Redevelopment LLC to use commercially reasonable efforts to complete all Hotel Work as required under the Hotel Purchase Agreement prior to the date on which Borrower will begin to incur the "Daily Late Payment" described therein.

(2)       ACM Contract; Bond. After the Closing Date, Borrower shall cause Redevelopment LLC to enter into that certain Construction Work Agreement (the "ACM Contract") with High Efficiency Professional Abatement, Inc. (the "ACM Contractor") for the performance of the portion of the Hotel Work consisting of the "Seller's Turnover Work" as defined in the Hotel Purchase Agreement. The ACM Contract shall require the ACM Contractor to maintain such insurance coverages, and in such amounts, as are customarily maintained for contractors performing asbestos remediation work of this nature and magnitude. The ACM Contract to be bonded by a bonding company that is an admitted insurer in the state of Illinois, is listed on the U.S. Treasury Department's List of Approved Sureties, and has an A.M. Best's rating of at least "A:X". Such bond shall be issued in "dual-obligee" form, naming Collateral Agent (on behalf of the Lenders) as an additional obligee, and shall otherwise be in form and substance reasonably satisfactory to Collateral Agent. Borrower shall cause Redevelopment LLC to deliver a draft of the bond to Collateral Agent for it's review and approval.

(3)	Status Reports. From time to time upon Collateral Agent's

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request, Borrower shall cause Redevelopment LLC to provide Collateral Agent with status report, in form, substance and detail reasonably satisfactory to Collateral Agent, regarding the progress of the Hotel Work. Such status report shall include Redevelopment LLC's most current estimate of the completion date for the Hotel Work. Borrower shall cause Redevelopment LLC to respond to such other reasonable requests for information as Collateral Agent may make regarding the status of the Hotel Work.

(4)       Completion. Upon completion of the Hotel Work in accordance with the requirements of the Hotel Purchase Agreement, Borrower shall deliver to Collateral Agent evidence reasonably satisfactory to Collateral Agent that Borrower has satisfied all of its obligations to the Hotel Buyer with respect to the Hotel Work, including a certificate of substantial completion (AIA G704) for the Hotel Work executed by the engineer supervising such work and copies of any other documentation evidencing such completion that Borrower is required to deliver to Hotel Buyer under the Hotel Purchase Agreement (if any).

(5)       Personal Liability for Portion of Loans. If Borrower is the subject of any claims made by the Hotel Buyer (or any other party) with respect to the Hotel Work and such claims are reduced to a judgment against Borrower (or Borrower enters into a settlement of such claims), then notwithstanding anything to the contrary contained in this Agreement, the Note or any other Loan Document, unless Borrower or Guarantor satisfies such judgment (or settlement) using funds other than funds from the Project (i.e., from capital contributions) prior to an acceleration of the Loans, Borrower shall be personally liable to Lenders for a portion of the principal amount of the Loans equal to the amount of such judgment (or the amount Borrower is obligated to pay pursuant to any such settlement). Borrower's personal obligation to repay such portion of the principal amount of the Loans shall be guaranteed by Guarantor. Borrower acknowledges that its liability under this Section 5.9(5) shall not be reduced by application of payments on the Loan or application of proceeds from the exercise of remedies against Collateral, or otherwise, unless and until the Loans are repaid in full. Borrower shall not claim or contend so long as any portion of the Loans remains unpaid that any payments received by Collateral Agent or the Lenders from Borrower or otherwise, or proceeds received from the liquidation of Collateral, shall have reduced or discharged Borrower's obligations under this Section 5.9(5).

Section 5.10   Borrower's Balance Sheet. Borrower hereby represents and warrants to the Collateral Agent and the Lenders that the balance sheet for Borrower attached as Schedule 5.10 is complete, correct and accurate as of the date thereof.

Section 5.11   Representation by Counsel. Borrower hereby represents and warrants to the Collateral Agent and the Lenders that (1) it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the other Loan Documents; (2) it has read and fully understands the terms of this Agreement and the other Loan Documents; (3) Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement and the other Loan Documents; and (4) it intends to be bound by the terms of this Agreement and the other Loan Documents to which it is a party. In accordance with the foregoing, the general

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rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement or any other Loan Document.

Section 5.12   Credit Agreement. Borrower, Lenders and Collateral Agent expressly agree that for purposes of this Agreement and each and every other Loan Document: (i) this Agreement and each and every other Loan Document shall be a "credit agreement" under the Illinois Credit Agreements Act, 815 ILCS 160/1 et seq. (the "Credit Act"); (ii) the Credit Act applies to this transaction including, but not limited to, the execution of this Agreement and each and every other Loan Document; and (iii) any action on or in any way related to this Agreement and each and every other Loan Document shall be governed by the Credit Act. If this Agreement or any other Loan Document contains blanks when executed, Collateral Agent is hereby authorized by Borrower to complete such blanks according to the terms upon which this Agreement is executed and delivered. In the event of a scrivener's error in any term of this Agreement or any other Loan Document, Borrower shall take all such actions to correct such scrivener's error and to conform this Agreement and the other Loan Documents to the intended terms and provisions.

[Remainder of page intentionally left blank.]

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EXECUTED as of the date first written above.

COLLATERAL AGENT: GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Collateral Agent By: /s/ Erik Vessele Name: Erik Vessele Title: Authorized Signatory

LENDERS: GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation By: /s/ Erik Vessele Name: Erik Vessele Title: Authorized Signatory

S-1

ATTEST: /s/ Paul G. Del Vecchio Paul G. Del Vecchio Executive Vice President – Capital Markets

BORROWER:

330 N. WABASH AVENUE, L.L.C., a Delaware limited liability company

By:  330 N. Wabash Mezzanine, L.L.C., a Delaware limited liability company, its sole member

By:  77 West Wacker Limited Partnership, an Illinois limited partnership, its sole member

By:  Prime Group Realty, L.P., a Delaware limited partnership, its sole general partner

By:  Prime Group Realty Trust, a Maryland real estate investment trust, its sole general partner

By:  /s/ Jeffrey A. Patterson
Jeffrey A. Patterson President and Chief Executive Officer

S-2

SCHEDULE 1.1(A)

BUDGET

Sources
Loan A	$ 88,000,000
Loan B	$100,000,000
Borrower Cash Equity	$ 72,545,739
Net Cash Flow during first 2 Loan Years	$ 15,300,000

TOTAL SOURCES	$275,845,739
Uses
Refinance Existing Debt	$195,000,000
Closing Costs and Fees	$ 5,660,000
Cash Collateral Reserve/Letter of Credit	$ 2,750,000
Tenant Improvements and Leasing Commissions	$ 37,000,000
Capex Costs	$ 13,000,000	*
Initial TI/LC Reserve	$ 4,995,739
TI/LC/CapEx/DS Reserve	$ 15,300,000	**
Hotel Work Reserve	$ 2,140,000

TOTAL USES	$275,845,739

*	Additional breakdown of Capex Costs attached as Schedule 1.1(A-1).

            ** Includes $3,000,000 for Capital Costs identified on Schedule 1.1(A-1).

Schedule 1.1(A)

SCHEDULE 1.1(A-1)

CAPEX BUDGET*

HVAC and VAV Upgrade/Perimeter Floor	$ 3,964,805
Asbestos Abatement	$ 4,159,194
Corridors	$ 1,720,161
Washrooms	$ 3,447,657
Life Safety	$ 458,465
Metering and Lighting	$ 880,253
Elevator Modernization	$ 854,579
Subtotal Capex Costs	$ 15,485,114
Contingency	$ 514,886
Total Capex Costs	$ 16,000,000

* Capex Work for Floors 37-47 (366,772 sq. ft.)

Schedule 1.1(A-1)

SCHEDULE 1.1(B)

COMMITMENTS

Lender	Commitment
General Electric Capital Corporation	$100,000,000.00

SCHEDULE 1.1(B)

SCHEDULE 1.1(C)

EXISTING TI OBLIGATIONS

INTENTIONALLY OMITTED

SCHEDULE 1.1(C)

SCHEDULE 1.1(D)

APPROVED LEASING PARAMETERS

INTENTIONALLY OMITTED

SCHEDULE 1.1(D)

SCHEDULE 2.1

ADVANCE CONDITIONS

Part A - Conditions To Initial Advance

Part B - General Conditions

Part C - Improvements Advances

Part D - Leasing Commission Advances

PART A. CONDITIONS TO INITIAL ADVANCE

The Initial Advance shall be subject to the Collateral Agent's and each Lender's receipt, review, approval and/or confirmation of the following, at Borrower's cost and expense, each in form and content satisfactory to the Collateral Agent and each Lender in their sole discretion:

1.         The Lender Verified NOI of the Project equals or exceeds $13,758,754 and generates a Cash on Cash Yield (as defined in the Mortgages) of at least 10% and a Debt Service Coverage Ratio of at least 1.47 to 1.0.

2.         The Loan Documents, executed by Borrower and, as applicable, each Borrower Party and each other party thereto.

3.         Payment to the Collateral Agent (on behalf of the Lenders) of the Origination Fee in the amount set forth in the Fee Letter, in cash.

4.         For each Mortgage, an ALTA (or equivalent) mortgagee policy of title insurance in the maximum amount of the Loan, with reinsurance and endorsements as Lender may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Collateral Agent, and insuring that the Mortgage is a first-priority Lien on the portion of the Project and related collateral encumbered thereby.

5.         All documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Borrower and each Borrower Party and the authorization for the execution, delivery, and performance of the Loan Documents by Borrower and each Borrower Party.

6.         Legal opinions issued by counsel for Borrower and each Borrower Party, opining as to the due organization, valid existence and good standing of Borrower and each Borrower Party, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents governed by Illinois law with respect to, Borrower and each Borrower Party; that the Loans, as reflected in the Loan Documents, are not usurious; to the extent that Collateral Agent is not otherwise satisfied, that the Project and its use are in full compliance with all legal requirements; and as to such other matters as Collateral Agent and Collateral Agent's counsel reasonably may specify.

Schedule 2.1 - Page 1

7.         Evidence of insurance as required by this Agreement, and conforming in all respects to the requirements of Collateral Agent.

8.         A current ALTA/ACSM land title survey of the Project, dated or updated to a date not earlier than thirty (30) days prior to the date hereof (provided that the foregoing 30-day requirement shall not apply to the portion of the Project encumbered by the Leasehold Mortgage), certified to Collateral Agent, prepared by a licensed surveyor acceptable to Collateral Agent and such title insurer, and conforming to Collateral Agent's current standard survey requirements.

9.         A current engineering report or architect's certificate with respect to the Project, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards.

10.	A current Site Assessment for the Project.

11.       A current rent roll of the Project, in form and detail satisfactory to Collateral Agent and certified by Borrower. In addition, Borrower shall provide Collateral Agent with a copy of the standard lease form to be used by Borrower in leasing space in the Project, and, at Collateral Agent's request, true and correct copies of all leases of the Project.

12.       A copy of the management agreements for the Project, certified by Borrower as being true, correct and complete.

13.       Borrower's deposit with Collateral Agent of the amount required by Collateral Agent (if any) to impound for taxes, assessments and insurance as required under the Mortgages and to fund any other required escrows or reserves.

14.       Evidence that the Project and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any governmental authority have been issued without variance or condition and that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters.

15.       No change shall have occurred in the financial condition of Borrower or any Borrower Party or in the Lender Verified NOI, which would have, in Collateral Agent's or any Lender's sole judgment, a material adverse effect on the Project or on Borrower's or any Borrower Party's ability to repay the Loans or otherwise perform its obligations under the Loan Documents.

16.       No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against the Project; the Project shall not have suffered any significant damage by fire or other casualty which has not been repaired; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Collateral Agent's or any Lender's judgment, a

Schedule 2.1 - Page 2

material adverse effect on Borrower, any Borrower Party or the Project.

17.       All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loans or the acquisition of the Project have been paid, such evidence to be accompanied by any waivers or indemnifications deemed necessary by Collateral Agent.

18.       The Budget and the Capex Budget showing total costs relating to closing of the proposed transaction, all uses of the Initial Advance, and amounts allocated for Subsequent Advances.

19.       Payment of Collateral Agent's costs and expenses in underwriting, documenting, and closing the transaction, including fees and expenses of Collateral Agent's inspecting engineers, consultants, and outside counsel.

20.       Such credit checks, background investigations and other information required by Collateral Agent regarding Borrower, each Borrower Party and any other Person holding a direct or indirect interest in Borrower, including such additional information as Collateral Agent may request regarding compliance by Borrower, and by direct and indirect interest holders in Borrower, with the provisions of Paragraph 27 of the Notes.

21.       Evidence that Borrower has exercised it extension option under the "Ground Lease" described in the Leasehold Mortgage, extending the term of the Ground Lease from May 1, 2019 to April 30, 2044.

22.       Such other documents or items as Collateral Agent or its counsel may require.

23.       The representations and warranties contained in all Loan Documents are true and correct.

24.	No Potential Default or Event of Default shall have occurred or exist.
25.	The Loan A shall have closed or shall concurrently close with the Loans.

PART B. GENERAL CONDITIONS

Each Advance of the Loans following the Initial Advance shall be subject to Collateral Agent's receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Collateral Agent in its sole discretion:

1.         Prior to the first Subsequent Advance, the parties shall have entered into the CTT Escrow Agreement and established the CTT Escrow.

2.         There shall exist no Potential Default or Event of Default (currently and after giving effect to the requested Advance).

Schedule 2.1 - Page 3

3.         The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of the requested Advance, with such changes for subsequent events permitted by the Loan Documents or otherwise approved by the Collateral Agent.

4.	Such Advance shall be secured by the Loan Documents.

5.         Borrower shall have paid Collateral Agent's reasonable costs and expenses in connection with such Advance (including title search charges, and costs and expenses of Collateral Agent's inspecting engineer and attorneys).

6.         No change shall have occurred in the financial condition of Borrower or any Borrower Party, or in the Lender Verified NOI which would have, in Collateral Agent's judgment, a material adverse effect on the Loans, the Project, or Borrower's or any Borrower Party's ability to perform its obligations under the Loan Documents.

7.         Borrower shall have delivered to Collateral Agent all information requested by Collateral Agent pursuant to Paragraph 27 of the Notes.

8.         No condemnation or adverse, as determined by Collateral Agent, zoning or usage change proceeding shall have occurred or shall have been threatened against the Project; the Project shall not have suffered any damage by fire or other casualty which has not been repaired or is not being restored in accordance with the Loan Documents; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Collateral Agent's judgment, a material adverse effect on the Project or Borrower's or any Borrower Party's ability to perform its obligations under the Loan Documents.

9.         Lenders shall have no obligation to make any Advances for less than an aggregate amount of $100,000, except for the final additional Advance, or to make Advances more often than once in any one-month period, or to make any Advance after December 31, 2012 (unless such Advance is for a tenant improvement cost or leasing commission already approved and budgeted for as an Advance).

10.       At the option of Collateral Agent (i) each Advance request shall be submitted to Collateral Agent at least ten (10) Business Days prior to the date of the requested Advance, and (ii) all Advances shall be made at the address of Collateral Agent set forth in Section 3.1 or at such other place as Collateral Agent may designate unless Collateral Agent exercises its option to make an Advance directly to the Person to whom payment is due.

11.       Unless the Collateral Agent otherwise consents in its sole discretion, each Subsequent Advances, and each disbursement of funds from the Initial TI/LC Reserve, the TI/LC/CapEx/DS Reserve and the Capital Improvements Reserve, shall be disbursed by Collateral Agent into the CTT Escrow, for subsequent disbursement by CTT to the Person to whom payment is due for the costs for which such Advance or disbursement is made by Collateral Agent. Borrower hereby irrevocably directs and authorizes Collateral Agent to so Advance the proceeds of the Loans and the aforementioned reserves. All Loan sums so

Schedule 2.1 - Page 4

advanced shall constitute Advances of the Loans and shall be secured by the Loan Documents.

Each request for and acceptance of a Loan Advance shall be deemed to constitute, as of the date of such request or acceptance, a representation and warranty by Borrower that the statements contained in paragraphs 1 and 2 above are true and correct.

PART C. IMPROVEMENTS ADVANCES

Subsequent Advances shall be made to finance the Capex Work and tenant improvement costs at the Project (which shall exclude any capital improvements, tenant improvements or other costs or expenses arising in connection with the "Fourteenth Floor" as defined in the Note), on the following terms and conditions:

1.         Each request for such an Advance shall specify the amount requested, shall be on forms satisfactory to Collateral Agent, and shall be accompanied by appropriate invoices, bills paid affidavits, lien waivers, title updates, endorsements to the title insurance, and other documents as may be required by Collateral Agent. Such Advances may be made, at Collateral Agent's election, either: (a) in reimbursement for expenses paid by Borrowers, or (b) for payment of expenses incurred and invoiced but not yet paid by Borrowers, or (c) with respect to tenant improvements, by funding allowances for tenant improvements undertaken to be constructed by tenants and completed in accordance with leases. Collateral Agent may, at Borrower's expense, conduct an audit, inspection, or review of the Project to confirm the amount of the requested improvements advance.

2.         Borrower shall have submitted and Collateral Agent shall have approved (such approval not to be unreasonably withheld) (a) the improvements to be constructed, (b) if applicable, the plans and specifications for such improvements, which plans and specifications may not be changed to increase costs or decrease the scope of work, or otherwise changed in any material respect, without Collateral Agent's prior written consent (such consent not to be unreasonably withheld), and (c) if requested by Collateral Agent, each contract or subcontract for an amount in excess of $50,000 for the performance of labor or professional services (e.g., architectural and engineering contracts), or the furnishing of materials, for such improvements. If required by Collateral Agent, Borrower shall execute and deliver to Collateral Agent assignments of such contracts (together with consents to such assignments executed by the counterparties to such contracts), in form and substance reasonably satisfactory to Collateral Agent. Without limiting the foregoing, in no event shall Borrower have any right to request any Advance, or any disbursement from the TI/LC/CapEx/DS Reserve, for payment of capital improvements or other costs or expenses arising in connection with the "Fourteenth Floor" (as defined in the Note).

3.         Borrower shall have submitted and Collateral Agent shall have approved (such approval not to be unreasonably withheld) the Stage Construction Schedule (for each Stage of Capex Work) or, for tenant improvements, the time schedule for completing such tenant improvements. After Collateral Agent's approval of a Stage Budget or other detailed budget (for costs other than Capex Costs), such budget may not be changed without Collateral Agent's prior written consent. For improvements other than Capex Work (which shall be governed by

Schedule 2.1 - Page 5

Section 5.6), if the estimated cost of such improvements exceeds the unadvanced portion of the amount allocated for such improvements in the approved budget, then Borrower shall provide such security as Collateral Agent may require to assure the lien-free completion of improvements before the scheduled completion date.

4.         All improvements constructed prior to the date an improvements Advance is requested shall be completed to the satisfaction of Collateral Agent and Collateral Agent's engineer and in accordance with the plans and budget for such improvements, as approved by Collateral Agent, and all legal requirements.

5.         Borrower shall not use any portion of any improvements Advance for payment of any other cost except as specifically set forth in a request for Advance approved by Collateral Agent in writing.

6.         Each improvements Advance, except for a final improvements Advance, shall be in the amount of actual costs incurred less the amount of any retainage Borrower is entitled to deduct from the payments owed under the applicable third party contracts, which retainage shall be advanced as part of a final improvements Advance.

7.         No funds will be advanced for materials stored at the Project unless Borrower furnishes Collateral Agent satisfactory evidence that such materials are properly stored and secured at the Project.

8.         Borrower shall have submitted to Collateral Agent evidence (including cancelled checks, invoices and receipts) satisfactory to Collateral Agent that the proceeds of all prior advances have been used for the purposes for which such advances were requested.

9.         Notwithstanding anything contained in this Part C to the contrary, Borrower shall first use any available funds in the TI/LC/CapEx/DS Reserve (subject to the "CapEx Cap" set forth in the Notes) to pay the costs of Capex Costs before requesting an Advance to pay such costs. Borrower shall not be entitled to any Advance for Capex Costs unless Borrower first has exhausted all available funds in the TI/LC/CapEx/DS Reserve, provided that this condition shall no longer apply when Borrower reaches the "CapEx Cap" set forth in the Notes.

10.       Advances for tenant improvements for Office Building space shall be made on the following additional conditions:

(a)       The Existing TI Obligations shall be funded solely from the Initial TI/LC Reserve. No Loan funds, and no funds from the TI/LC/CapEx/DS Reserve (or any other reserve other than the Initial TI/LC Reserve), shall be available to pay for Existing TI Obligations. The aggregate amount of funds disbursed from the Initial TI/LC Reserve for each tenant listed on Schedule 1.1(C) shall not exceed the amount set forth on Schedule 1.1(C) for such tenant (the amounts set forth on Schedule 1.1(C) for the listed tenants (less such amounts for which a tenant has delivered an estoppel, in form and substance satisfactory to the Collateral Agent, in which such tenant shall certify that certain tenant improvements are no longer required or have otherwise been satisfied, and that Borrower and the tenant have not agreed to amend or modify the economic terms of

Schedule 2.1 - Page 6

the lease in exchange for tenant's agreement regarding such tenant improvements) shall be collectively referred to herein as the "Committed TI/LC Reserve Funds").

(b)       In addition to the other additional conditions set forth in this Section 10 (excluding the conditions set forth in subparagraphs (f) and (h) below, which shall not apply to the Initial TI/LC Reserve) the funds held in the Initial TI/LC Reserve in excess of the Committed TI/LC Reserve Funds shall be advanced to pay tenant improvement costs exclusively for leases of space in the Project that satisfy the following conditions (and provided that Borrower delivers to Collateral Agent reasonably satisfactory evidence that Loan A Lender agrees that the following conditions have been satisfied): (i) having a term of not less than five (5) years, (ii) requiring the tenant to reimburse the landlord for its pro rata share of operating costs and expenses and (iii) having an average rental rate during the term of the lease of not less than $18.00 per square foot per year for leases with terms of 10 years or more or $16.75 per square foot per year for leases with terms of less than 10 years per square foot per year, net of required reimbursements for the tenant's pro rata share of operating costs and expenses (each such lease, a "Qualifying Lease"). Notwithstanding the foregoing, the Aronberg Lease (defined below) shall be deemed to be a Qualifying Lease. As an express condition to the disbursement of any Initial TI/LC Reserve funds with respect to tenant improvement costs for any Qualifying Lease, Collateral Agent must be provided (A) prior to the funding of the final draw for tenant improvement costs for any Qualifying Lease, a tenant estoppel certificate in form and substance reasonably acceptable to Collateral Agent confirming that the lease is in full force and effect, that neither landlord nor tenant is in default thereunder, that all obligations of the landlord relating to the preparation of the premises for the tenant's occupancy (including any obligation of the landlord to pay any tenant improvement allowance) shall have been satisfactorily completed, that the tenant has accepted and is in possession of its premises, and that the tenant has no defenses to paying full rent under the lease in accordance with its terms (subject to any unexpired concessions or free-rent periods) and (B) if requested by Collateral Agent (or if Collateral Agent receives notice that Loan A Lender has requested), an SNDA in form and substance reasonably acceptable to Collateral Agent. For the avoidance of doubt, after Collateral Agent has disbursed all Initial TI/LC Reserve Funds (excluding Committed TI/LC Reserve Funds), Borrower shall not be entitled to request any disbursements of TI/LC/CapEx/DS Reserve funds, or any advances of Loan funds, for tenant improvement costs for Qualifying Leases that do not also satisfy the conditions set forth in subparagraphs (f) and (h) below. As used above, the "Aronberg Lease" means that certain Office Lease dated July 19, 2007 by and between the Borrower, as landlord, and Aronberg Goldgehn Davis & Garmisa, as tenant, as amended, modified, extended and supplemented.

(c)       Notwithstanding anything contained in this Part C to the contrary, (i) for Qualifying Leases, Borrower shall first use any available funds in the Initial TI/LC Reserve (excluding the Committed TI/LC Reserve Funds), and then use any available funds in the TI/LC/CapEx/DS Reserve (subject to the "TI/LC Cap" set forth in the Notes), to pay tenant improvement costs before requesting an Advance to pay such costs and (ii) for all other leases, Borrower shall first use any available funds in the TI/LC/CapEx/DS Reserve (subject to the "TI/LC Cap" set forth in the Notes), to pay

Schedule 2.1 - Page 7

tenant improvement costs before requesting an Advance to pay such costs. Borrower shall not be entitled to any Advance for tenant improvements unless, with respect to Qualifying Leases, Borrower first has complied with clause (i) in the immediately preceding sentence and, with respect to all other leases, Borrower has first complied with clause (ii) in the immediately preceding sentence, provided that the conditions in clauses (i) and (ii) regarding the TI/LC/CapEx/DS Reserve shall no longer apply when Borrower reaches the "TI/LC Cap" set forth in the Notes.

(d)       Borrower shall have submitted and Collateral Agent shall have approved (and Borrower delivers to Collateral Agent reasonably satisfactory evidence that Loan A Lender has approved) the lease for which the tenant improvements are to be constructed, provided that Collateral Agent's approval of the lease shall not be required if (i) such approval is not required under Section 10(c) of the Mortgages, or (ii) for purposes of advances from the Initial TI/LC Reserve, such lease is a Qualifying Lease.

(e)       Borrower shall have submitted and Collateral Agent shall have approved a schedule of the tenant improvements setting forth (i) each item of tenant improvements which Borrower or the applicable tenant intends to undertake; (ii) the estimated cost of each such item, and (iii) the time schedule for completing the tenant improvements.

(f)        The maximum amount advanced by Collateral Agent for tenant improvements for any lease, excluding Qualifying Leases, shall not exceed the applicable tenant improvement allowance set forth in the Approved Leasing Parameters. Borrower shall be responsible for paying (from capital contributions to Borrower, not from Loan funds, Project revenues or reserves held by Collateral Agent) all tenant improvement costs incurred by Borrower for any lease in excess of such tenant improvement allowance.

(g)       All tenant improvements constructed by Borrower prior to the date a tenant improvements advance is requested shall be completed to the satisfaction of Collateral Agent in accordance with the plans therefor approved by the tenant under the applicable lease.

(h)       As a condition to the funding of the final tenant improvements advance for any space in the Project:

(i)        the tenant under the lease is in occupancy, has accepted the leased premises and is paying rent under the lease (unless the lease provides for a free rent period at the beginning of the lease term), without offset, credit or defense, as evidenced by a tenant estoppel certificate executed by such tenant, addressed to Collateral Agent, in form satisfactory to Collateral Agent;

(ii)       the brokers to whom lease commissions are payable have acknowledged payment in full of all commissions due with respect to the lease in question and have released Collateral Agent, Lenders, Borrower, the Project and the lease from all commissions due with respect to such lease; and

Schedule 2.1 - Page 8

(iii)      Borrower shall have furnished Collateral Agent with (A) a true and correct copy of the final and unconditional certificate of occupancy, if available, for the space under said lease, issued without restriction by the appropriate governmental authority having jurisdiction over the Project; and (B) final original lien waivers executed by each contractor, subcontractor and materialmen supplying labor or materials for the tenant improvements.

PART D. LEASING COMMISSION ADVANCES

Subsequent Advances shall be made to pay leasing commissions in accordance with written leasing commission agreements approved in writing by Collateral Agent (and Borrower shall deliver to Collateral Agent reasonably satisfactory evidence that Loan A Lender has approved such agreements) (provided that leasing commissions for each lease, excluding Qualifying Leases, shall not exceed the applicable maximum leasing commission amount set forth in the Approved Leasing Parameters; provided in each case that if the lease contains an early termination right, the leasing commission paid shall be based on the portion of the lease term that is not subject to early termination); however, Collateral Agent shall not be obligated to make any leasing commission advance for any portion of any leasing commission until the executed lease, as approved by Collateral Agent, is delivered to Collateral Agent (along with reasonably satisfactory evidence that Loan A Lender has approved such lease), at which time Collateral Agent shall make a leasing commission Advance of one hundred percent (100%) of the leasing commission, or such lesser percentage as is typically paid based on standard market practice from time to time in the Chicago area for payment of leasing commissions for similar leases changes. The remaining portion of any leasing commission (if any) shall be advanced only when (a) the tenant under the lease is in occupancy, has accepted the leased premises and is paying rent under the lease, without offset, credit or defense, as evidenced by a tenant estoppel certificate executed by such tenant, addressed to Collateral Agent, in form satisfactory to Collateral Agent, and (b) the brokers to whom such commissions are payable have acknowledged payment in full of all commissions due with respect to the lease and have released Collateral Agent, Lenders, Borrower, the Project and the lease from all commissions due with respect to such lease. Notwithstanding the foregoing, (i) for Qualifying Leases, Borrower shall first use any available funds in the Initial TI/LC Reserve (excluding the Committed TI/LC Reserve Funds), and then use any available funds in the TI/LC/CapEx/DS Reserve (subject to the "TI/LC Cap" set forth in the Notes), to pay leasing commissions before requesting an Advance to pay such commissions and (ii) for all other leases, Borrower shall first use any available funds in the TI/LC/CapEx/DS Reserve (subject to the "TI/LC Cap" set forth in the Notes), to pay leasing commissions before requesting an Advance to pay such commissions. Borrower shall not be entitled to any Advance for leasing commissions unless, with respect to Qualifying Leases, Borrower first has complied with clause (i) in the immediately preceding sentence and, with respect to all other leases, Borrower has first complied with clause (ii) in the immediately preceding sentence, provided that the conditions in clauses (i) and (ii) regarding the TI/LC/CapEx/DS Reserve shall no longer apply when Borrower reaches the "TI/LC Cap" set forth in the Notes.

Schedule 2.1 - Page 9

SCHEDULE 2.3(1)

COLLATERAL AGENT'S WIRE TRANSFER INSTRUCTIONS

All interest payments and other payments to be made by Borrower to the Collateral Agent pursuant to the terms of the Loan Documents shall be made by wire transfer in accordance with the following instructions:

Deutche Bank

New York, NY

ABA# 021001033

Acct# 50256477

GEMSA Incoming Wire Account

Ref: IBM PLAZA Deal # 69-0081960

Schedule 2.3(1)

SCHEDULE 2.3(4)

YIELD MAINTENANCE AMOUNT AND

MAKE WHOLE BREAKAGE AMOUNT DEFINITIONS

A.	Yield Maintenance Amount

"Yield Maintenance Amount" means the sum of the present value on the date of prepayment of each YM Monthly Interest Shortfall for the Yield Maintenance Period discounted at the monthly compounded YM Replacement Rate.

"Yield Maintenance Period" means the period from the date of prepayment through September 30, 2010.

"YM Monthly Interest Shortfall" will be calculated for each monthly payment date during the Yield Maintenance Period and means the product of (1) the prepaid principal balance of the Loans divided by 12, and (2) the positive result, if any, from (a) the yield derived from compounding semi annually the Contract Rate, minus (b) the YM Replacement Rate.

"YM Replacement Rate" means the yield calculated by linear interpolation (rounded to one thousandth of one percent (i.e., .001%)) of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life of the Loan as of the prepayment date. In the event Release H.15 is no longer published, Collateral Agent shall select a comparable publication to determine the YM Replacement Rate.

B.	Make Whole Breakage Amount

"Make Whole Breakage Amount" means the sum of present value on the date of prepayment of each MW Monthly Interest Shortfall for the Make Whole Breakage Period discounted at the monthly compounded MW Replacement Rate.

"Make Whole Breakage Period" means the period from (1) the first day after the Yield Maintenance Period or (2) the date of prepayment (whichever occurs later), through the remaining term of the Loans.

"MW Monthly Interest Shortfall" will be calculated for each monthly payment date during the Make Whole Breakage Period and means the product of (1) the prepaid principal balance of the Loans divided by 12, and (2) the positive result, if any, from (a) the applicable US Dollar Composite Swap Rate as quoted by Bloomberg LP used as the index to compute the Contract Rate (plus a break contract fee of 20 basis points) minus (b) the MW Replacement Rate. The parties acknowledge and agree that the US Dollar Composite Swap Rate as quoted by Bloomberg LP used as the index to compute the Initial Advance Contract Rate is 3.24%.

Schedule 2.3(4)

"MW Replacement Rate" means the yield calculated by linear interpolation (rounded to one thousandth of one percent (i.e., .001%)) of the yields, as reported by Bloomberg LP as the US Dollar Composite Swap Rate with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life of the Loan as of the prepayment date. In the event the US Dollar Composite Swap Rate is no longer quoted by Bloomberg LP, Collateral Agent shall select a comparable publication to determine the MW Replacement Rate.

"Weighted Average Life of the Loan" will be determined as of the prepayment date by (1) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (2) adding the results, and (3) dividing the sum by the balance remaining on the Loans on the prepayment date multiplied by 12. If no monthly principal payments are required, the Weighted Average Life of the Loan shall be the remaining term of the Loans as of the prepayment date.

The foregoing notwithstanding, (1) if as of the date of prepayment only the Initial Advance bears interest at a fixed rate of interest (i.e., the Subsequent Advances are bearing interest at the Libor-based Rate or the Alternate Base Rate), then the applicable foregoing calculations shall be made on the portion of the Initial Advance prepaid and the references to the Contract Rate shall mean the Initial Advance Contract Rate; and (2) if as of the date of prepayment any Fixed Portion is bearing interest at a Fixed Rate in accordance with Section 2.2(3), then Collateral Agent shall separately calculate the Yield Maintenance Amount or the Make Whole Breakage Amount (as applicable) for the portion of the Initial Advance prepaid and for the portion of each Fixed Portion prepaid (and the references to the Contract Rate shall mean, with respect to any Fixed Portion, the applicable Fixed Rate for such Fixed Portion), and the Yield Maintenance Amount or the Make Whole Breakage Amount payable by Borrower pursuant to Section 2.3(4) shall be the sum of such amounts.

Schedule 2.3(4)

SCHEDULE 2.4(1)

CAPITAL IMPROVEMENTS RESERVE

1.         Capital Improvements Reserve. By January 15, 2009, and by the fifteenth (15th) day of each January thereafter, Borrower shall deposit into a reserve with Collateral Agent (the "Capital Improvements Reserve") an amount equal to the positive difference between (1) $219,668 and (2) the sum of all expenditures by for capital improvements and replacements to the Project during the preceding calendar year which were approved in advance by Collateral Agent and not paid with disbursements from the Capital Improvements Reserve (provided that for the 2008 calendar year, such amount shall be pro-rated to reflect the portion of such calendar year during which the Loans were outstanding). All monies on deposit in the Capital Improvements Reserve shall be held by Collateral Agent, with interest in accordance with Section 5.8, in one or more Collateral Agent Accounts.

2.         Disbursements. The Capital Improvements Reserve shall be advanced by Collateral Agent to Borrower for capital improvements and capital repairs to the Project, as approved by Collateral Agent; however, funds in the Capital Improvements Reserve shall not be available for financing any of the improvements for which capital improvements advances are contemplated by the Budget. The Capital Improvements Reserve shall be disbursed in accordance with the conditions for improvements advances under Schedule 2.1.

3.         Capital Expenditures Budget. Borrower and Collateral Agent shall meet annually on a date selected by Collateral Agent to establish monthly, quarterly, and annual budgets for capital expenditures for the Project for the succeeding calendar year (the "Capital Expenditures Budget"). The Capital Expenditures Budget shall be based on the previous year's experience and an assessment of anticipated future needs, and shall be subject to Collateral Agent's approval.

4.         Security Interest. Borrower grants to Collateral Agent (on behalf of the Lenders) a security interest in the Capital Improvements Reserve. While an Event of Default or a Potential Default exists, Collateral Agent shall not be obligated to advance to Borrower any portion of the Capital Improvements Reserve, and while an Event of Default exists, Collateral Agent shall be entitled, without notice to Borrower, to apply any funds in the Capital Improvements Reserve to satisfy Borrower's obligations under the Loan Documents.

Schedule 2.4(1)

SCHEDULE 2.4(2)

CASH COLLATERAL RESERVE AND LETTER OF CREDIT

1.         Cash Collateral Reserve. On the Closing Date, Borrower shall deposit $2,750,000.00 into a reserve with Collateral Agent (the "Cash Collateral Reserve"), out of its own funds (not Loan proceeds). All monies on deposit in the Cash Collateral Reserve shall be held by Collateral Agent, with interest in accordance with Section 5.8, in one or more Collateral Agent Accounts. Borrower grants to Collateral Agent (on behalf of the Lenders) a security interest in all funds on deposit in the Cash Collateral Reserve. While an Event of Default or Potential Default exists, Collateral Agent shall not be obligated to release to Borrower any portion of the Cash Collateral Reserve, and while an Event of Default exists, Collateral Agent shall be entitled, without notice to Borrower, to apply any funds in the Cash Collateral Reserve to satisfy Borrower's obligations under the Loan Documents. Collateral Agent shall release to Borrower the funds held in the Cash Collateral Reserve upon Collateral Agent's receipt of the Letter of Credit.

2.         Letter of Credit. Within ninety (90) days after the Closing Date, Borrower shall deliver to Collateral Agent an unconditional, irrevocable standby letter of credit in the amount of $2,750,000.00 in form and substance satisfactory to Collateral Agent and issued by a banking institution organized under the laws of the United States of America or one of its constituent states and otherwise acceptable to Collateral Agent (as such letter of credit may be renewed, extended or replaced, the "Letter of Credit"). The Letter of Credit shall have an expiration date not earlier than one year following its issuance date. Borrower agrees that no less than thirty (30) days prior to the expiration date of the Letter of Credit and each renewal, extension or replacement thereof (until the Letter of Credit has been released as provided below), Borrower shall deliver to Collateral Agent a renewal, extension or replacement of the Letter of Credit for a term of not less than one year, in form and substance satisfactory to Collateral Agent and issued by a banking institution organized under the laws of the United States of America or one of its constituent states and otherwise acceptable to Collateral Agent. If requested by Collateral Agent, the Letter of Credit (and each renewal, extension or replacement thereof) shall be accompanied by evidence satisfactory to Collateral Agent regarding its due authorization, genuineness, execution and enforceability, all delivered at Borrower's sole cost and expense. The following terms shall apply to the Letter of Credit:

(a)       Collateral Agent shall be entitled to draw upon the Letter of Credit when any Event of Default exists (including, Borrower's failure to deliver a renewal or extension of the Letter of Credit as required above) or if Collateral Agent believes that its rights to draw on the Letter of Credit could be in jeopardy. Without limiting the foregoing, Collateral Agent shall also be entitled to draw on the Letter of Credit and apply such proceeds to the Loan if the credit rating or financial condition of the issuing bank is no longer acceptable to Collateral Agent. Following a draw by Collateral Agent on the Letter of Credit solely because Collateral Agent believes that its rights to draw on the Letter of Credit could be in jeopardy (including a draw due to the deterioration of the creditworthiness of the issuing bank), Collateral Agent will readvance such proceeds to Borrower provided (1) Borrower delivers to Collateral Agent a replacement Letter of

Schedule 2.4(2)

Credit within ninety (90) days of Collateral Agent's draw, (2) there exists no Event of Default or Potential Default, (3) Collateral Agent receives documentation satisfactory to Collateral Agent to provide security for such readvance, including any title insurance endorsement necessary to insure the validity and priority of such security, and (4) Borrower pays all of Collateral Agent's fees and expenses in connection with such readvance. No draw by Collateral Agent on the Letter of Credit shall cure or be deemed to cure any Event of Default or limit in any respect any of Collateral Agent's remedies under the Loan Documents, it being understood that Collateral Agent's rights and remedies hereunder shall be cumulative and Collateral Agent shall have no obligation to apply the proceeds of any draw to missed installments or other amounts then due and unpaid under the Loan. Borrower shall replace or restore the Letter of Credit immediately following any full or partial draw thereon by Collateral Agent.

(b)       Proceeds of any draw upon the Letter of Credit (after reimbursement of any costs and expenses, including attorneys' fees and reimbursements, incurred by Collateral Agent in connection with such draw) may be applied by Collateral Agent to the payment of the amounts owing under the Loan Documents, in accordance with Paragraph 3 of the Notes.

(c)       No delay or omission of Collateral Agent in exercising any right to draw on the Letter of Credit shall impair any such right, or shall be construed as a waiver of, or acquiescence in, any Event of Default.

(d)       Provided no Event of Default or Potential Default exists, Collateral Agent shall, upon request, release its rights in the Letter of Credit and surrender the Letter of Credit to the issuing bank after the earlier of:

(i)   Payment in full of all sums due, and performance of all obligations, under the Loan Documents; or

(ii)  If at any time after the third Loan Year, the Debt Service Coverage Ratio equals or exceeds 1.50 to 1.0 as of the end of each of three (3) consecutive calendar months; provided, however, that in calculating the Debt Service Coverage Ratio for purposes of this paragraph, the outstanding principal balance of the Loans shall be deemed to include all undisbursed Commitments that remain available for disbursement.

Schedule 2.4(2)

SCHEDULE 2.4(2)

HOTEL WORK RESERVE

1.         Hotel Work Reserve. On the Closing Date, Borrower shall deposit $2,140,000 into a reserve with Collateral Agent (the "Hotel Work Reserve"), out of its own funds (not Loan proceeds). All monies on deposit in the Hotel Work Reserve shall be held by Collateral Agent, with interest in accordance with Section 5.8, in one or more Collateral Agent Accounts. Borrower grants to Collateral Agent (on behalf of the Lenders) a security interest in all funds on deposit in the Hotel Work Reserve. While an Event of Default or Potential Default exists, Collateral Agent shall not be obligated to release to Borrower any portion of the Hotel Work Reserve, and while an Event of Default exists, Collateral Agent shall be entitled, without notice to Borrower, to apply any funds in the Hotel Work Reserve to satisfy Borrower's obligations under the Loan Documents.

2.         Release of Hotel Work Reserve. Collateral Agent shall release the funds held in the Hotel Work Reserve as follows:

(a)       Upon completion of the Hotel Work in accordance with the requirements of the Hotel Purchase Agreement, and Borrower's satisfaction of its obligations under Section 5.9(5), Collateral Agent shall release one-half of the Hotel Work Reserve to Borrower; and

(b)       After ninety (90) days following release of one-half of the Hotel Work Reserve pursuant to paragraph (a) immediately above, Borrower shall deliver to Collateral Agent a written certification as to whether either Borrower or Renovation LLC has received any written notice, and otherwise has obtained actual knowledge, of any objection or other claim made by Hotel Buyer (or any other party) with respect to the Hotel Work or any portion thereof. Provided that Borrower is able to certify that neither Borrower nor Renovation LLC has received any such notice, nor has any such actual knowledge, Collateral Agent shall release the balance of the Hotel Work Reserve to Borrower. If Borrower is unable to provide such certification, Collateral Agent shall retain the funds in the Hotel Work Reserve until such objections or claims are resolved to Collateral Agent's satisfaction.

Schedule 2.4(3)

SCHEDULE 5.10

BORROWER BALANCE SHEET

INTENTIONALLY OMITTED

Schedule 5.10

Schedule 5.10

EXHIBIT A

FORM OF PROMISSORY NOTE

Exhibit A

TABLE OF CONTENTS

Page

ARTICLE 1 CERTAIN DEFINITIONS	1
Section 1.1	Certain Definitions	1
Section 1.2	Types of Loans	10

ARTICLE 2 LOAN TERMS	10
Section 2.1	The Loan Amounts	10
Section 2.2	Interest Rate; Late Charge	11
Section 2.3	Terms of Payment	13
Section 2.4	Security	15
Section 2.5	Payments; Pro Rata Treatment; Etc.	15
Section 2.6	Yield Protection; Etc.	19

ARTICLE 3 MISCELLANEOUS	25
Section 3.1	Notices	25
Section 3.2	Amendments and Waivers; References.	26
Section 3.3	Invalid Provisions	27
Section 3.4	Reimbursement of Expenses	28
Section 3.5	Approvals; Third Parties; Conditions	28
Section 3.6	Lenders and Collateral Agent Not in Control; No Partnership	28
Section 3.7	Time of the Essence	29
Section 3.8	Successors and Assigns	29
Section 3.9	Renewal, Extension or Rearrangement	29
Section 3.10	Waivers	29
Section 3.11	Singular and Plural	30
Section 3.12	Phrases	30
Section 3.13	Exhibits and Schedules	30
Section 3.14	Titles of Articles, Sections and Subsections	30
Section 3.15	Promotional Material	30
Section 3.16	Survival	30
Section 3.17	WAIVER OF JURY TRIAL	30
Section 3.18	Punitive or Consequential Damages; Waiver	31
Section 3.19	Governing Law	31
Section 3.20	Entire Agreement	31
Section 3.21	Counterparts	31
Section 3.22	Brokers	31
Section 3.23	Usury	32

ARTICLE 4 MATTERS CONCERNING THE LENDERS AND COLLATERAL AGENT	32
Section 4.1	Secondary Market Transactions.	32
Section 4.2	Assignments and Participations.	33
Section 4.3	Appointment, Powers and Immunities	35
Section 4.4	Reliance by Collateral Agent	36
Section 4.5	Defaults	36

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Section 4.6	Rights as a Lender	36
Section 4.7	Standard of Care; Indemnification	36
Section 4.8	Non Reliance on Collateral Agent and Other Lenders	37
Section 4.9	Failure to Act	37
Section 4.10	Resignation of Collateral Agent	38
ARTICLE 5 ADDITIONAL COVENANTS AND REPRESENTATIONS		38

Section 5.1	Interest Rate Cap Agreement	38
Section 5.2	Curing	39
Section 5.3	Loan A; Project	39
Section 5.4	Refinance of Loan A	40
Section 5.5	Commencement and Completion of Capex Work	40
Section 5.6	Loan Balancing Requirement	41
Section 5.7	Existing TI Obligations	42
Section 5.8	Interest Payable by Collateral Agent	42
Section 5.9	Completion of Hotel Work	42
Section 5.10	Borrower's Balance Sheet	44
Section 5.11	Representation by Counsel	44
Section 5.12	Credit Agreement	44

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LIST OF EXHIBITS AND SCHEDULES

SCHEDULE 1.1(A)	-	BUDGET
SCHEDULE 1.1(A-1)	-	CAPEX BUDGET
SCHEDULE 1.1(B)	-	COMMITMENTS
SCHEDULE 1.1(C)	-	INITIAL TI OBLIGATIONS
SCHEDULE 2.1	-	ADVANCE CONDITIONS
SCHEDULE 2.3(1)	-	COLLATERAL AGENT'S WIRE TRANSFER INSTRUCTIONS
SCHEDULE 2.3(4)	- YIELD MAINTENANCE AMOUNT AND MAKE WHOLE BREAKAGE AMOUNT DEFINITIONS
SCHEDULE 2.4(1)	-	CAPITAL IMPROVEMENTS RESERVE
SCHEDULE 2.4(2)	-	CASH COLLATERAL RESERVE AND LETTER OF CREDIT
SCHEDULE 2.4(3)	-	HOTEL WORK RESERVE
SCHEDULE 5.10	-	BORROWER BALANCE SHEET
EXHIBIT A	-	FORM OF NOTE

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LIST OF DEFINED TERMS

Additional Costs	19
Adjusted Libor Rate	1
Advance	1
Advance Date	17
Affiliate	1
Agreement	1
Alternate Base Rate	2
Alternate Base Rate Loans	2
Applicable Lending Office	2
Approved Leasing Parameters	2
Assignment and Acceptance	2
Basel Accord	2
Borrower	1
Borrower Party	2
Budget	2
Business Day	2
Cap Agreement	38
Capex Budget	2
Capex Costs	2
Capex Work	2
Closing Date	3
Collateral	3
Collateral Agent	1
Collateral Agent Account	3
Commitment	3
Continue	3
Contract Rate	3
Convert	3
Counterparty	39
CTT	3
CTT Escrow	3
CTT Escrow Agreement	3
Debt Service Coverage Ratio	3
Default Rate	3
Dollars	4
Eligibility Requirements	4
Eurodollar Loans	4
Event of Default	4
Existing TI/LC Obligations	4
Exit Fee	15
Federal Funds Rate	4
Fee Letter	4
Fixed Portion	4, 12
Fixed Rate	4

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Fixed Rate Conversion Date	4, 13
Fixed Rate Loans	4
Fixed Rate Quote	12
GECC	4
Guarantors	4
Guaranty	5
Hotel Purchase Agreement	5
Hotel Work	5
Hotel Work Reserve	5
Initial Advance	5
Initial Advance Contract Rate	5, 11
Initial TI/LC Reserve	5
Interest Period	5
Interest Rate Cap Security Agreement	5
Leasehold Mortgage	5
Lender	1
Lender Verified NOI	5
Lenders	1
LIBOR Rate	6
Libor-based Rate	6, 11
Lien	6
Loan A	6
Loan A Lender	6
Loan A Loan Documents	6
Loan A Note	6
Loan Documents	6
Loan Year	7
Loans	6
Lockout Period	7, 14
Majority Lenders	7
Maturity Date	7
Mortgages	7
Notes	7
Office Building	7
Office Mortgage	7
Origination Fee	15
Participant	7
Payment Date	7, 13
Payor	7, 17
Person	7
Potential Default	7
Prime Rate	8
Project	8
Proposed Lender	8

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Qualified Institutional Lender	8
Rating Agencies	8
Regulation D	8
Regulatory Change	8
Requesting Lender	9
Required Payment	9, 17
Reserve Requirement	9
Secondary Market Transaction	9, 32
Spread Maintenance Amount	9
Stage	9
Stage Construction Schedule	9
Stages	9
Subsequent Advance	9
Subsequent Advances Contract Rate	9, 11, 12
Swap Rate	9
TI/LC/CapEx/DS Reserve	9
Type	9
U.S. Tax Person	23
U.S. Taxes	23

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